SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12

VALEANT PHARMACEUTICALS INTERNATIONAL

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April 22, 2005
To the Stockholders of
Valeant Pharmaceuticals International:
      It is my privilege as Valeant’s Chairman to personally invite you to the Company’s 2005 Annual Meeting of Stockholders to be held on Tuesday, May 24, 2005, at 9:00 a.m., local time, at our corporate headquarters at 3300 Hyland Avenue, Costa Mesa, California 92626.
      At this year’s meeting, stockholders will be asked to vote on the following proposals:

1. The election of three directors.

2. The ratification of PricewaterhouseCoopers LLP’s appointment as the Company’s independent registered public accounting firm.
      Details regarding these proposals and the business to be conducted at the meeting are more fully described in the accompanying Proxy Statement.
      Our Board of Directors continues its positive strides toward enhancing governance practices. We have highlighted our efforts in this area at several investor conferences this past year as well as internationally at a global governance conference held in Rio de Janeiro.
      The Company’s 2004 Annual Report and Form 10-K accompany this Proxy Statement.
      YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. ON BEHALF OF YOUR BOARD OF DIRECTORS, I URGE YOU TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. The completing, signing, dating and mailing of the enclosed proxy card will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. The proxy may be revoked at any time before its exercise.

Robert W. O’Leary
Chairman of the Board

VALEANT PHARMACEUTICALS INTERNATIONAL
3300 Hyland Avenue
Costa Mesa, California 92626

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 24, 2005

To the Stockholders of
Valeant Pharmaceuticals International:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Valeant Pharmaceuticals International, a Delaware corporation (the “Company”), will be held at our corporate headquarters located at 3300 Hyland Avenue, Costa Mesa, California 92626, on May 24, 2005, at 9:00 a.m., local time, for the following purposes:

1. To elect three directors to hold office until the 2008 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm (the “accounting firm”) for the Company for the fiscal year ending December 31, 2005.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
      Only stockholders of record at the close of business on April 12, 2005 will be entitled to notice of and to vote, in person or by proxy, at the meeting and any adjournments or postponements thereof.
      The Proxy Statement that accompanies this Notice of Annual Meeting of Stockholders contains additional information regarding the proposals to be considered at the Annual Meeting, and Stockholders are encouraged to read it in its entirety.
      As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors. It is expected that these materials will be first mailed to stockholders on or about April 22, 2005.
      All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Please complete, date, sign and return the accompanying proxy in the enclosed, postage-paid envelope as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the Proxy Statement.

By Order of the Board of Directors,

Christina de Vaca
Secretary
Dated: April 22, 2005

i

VALEANT PHARMACEUTICALS INTERNATIONAL
3300 Hyland Avenue
Costa Mesa, California 92626

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2005
      This Proxy Statement is being mailed on or about April 22, 2005 to stockholders of record at the close of business on April 12, 2005 (the “Record Date”) of Valeant Pharmaceuticals International (the “Company” or “Valeant”) in connection with the solicitation of proxies by the Valeant Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, May 24, 2005, and any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.
METHOD OF VOTING
      Stockholders can vote by proxy by means of the mail, telephone or the Internet, or by attending the Annual Meeting and voting in person. A proxy card (the “Proxy”) is enclosed. If you vote by means of the Proxy, the Proxy must be completed, signed and dated by you or your authorized representative. If you vote by telephone or the Internet, you do not need to return the Proxy. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 5:00 p.m., Eastern Time, on May 23, 2005. Robert W. O’Leary and Christina de Vaca are the designated proxyholders (the “Proxyholders”). If you hold Common Stock in “street name,” you must either instruct your broker or nominee as to how to vote such shares or obtain a proxy, executed in your favor by the broker or nominee, to be able to vote at the Annual Meeting.

•	Voting by Mail. If you choose to vote by mail, simply mark the enclosed Proxy and complete, sign, date and mail it in the postage-paid envelope provided.

•	Voting by Telephone. You can vote by calling the toll-free telephone number on the Proxy. Voice prompts will instruct you to vote your shares and confirm that your vote has been properly recorded.

•	Voting by Internet. You can vote on the Internet at http://proxy.georgeson.com. As with telephone voting, you can confirm that your vote has been properly recorded.
      When a Proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon or, if no direction is indicated, the Proxy will be voted “FOR” the election of the Board of Directors’ nominees, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP, as independent registered public accounting firm for the fiscal year ending December 31, 2005, and in accordance with the recommendations of the Board of Directors as to any other matter that may properly be brought before the Annual Meeting or any continuation, adjournment or postponement thereof. If shares are held by a broker or other intermediary, you must either instruct the broker or intermediary as to how to vote such shares or obtain a proxy, executed in your favor by your broker or intermediary, to be able to vote such shares at the Annual Meeting in person or by proxy.
REVOCABILITY OF PROXIES
      A stockholder who executes and returns the enclosed Proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, at the address of the Company, by revoking it in person at the Annual Meeting, or by voting at the Annual Meeting. Stockholders may also revoke a prior Proxy by executing a later-dated Proxy and submitting it to the Secretary of the Company prior to commencement of the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned the enclosed Proxy does not alone revoke the Proxy. You should consult with your broker or other intermediary concerning the method of revoking their Proxy.
VOTING RIGHTS
      Only stockholders of record at the close of business on April 12, 2005 (each a “Stockholder”) will be entitled to notice of and to vote, in person or by proxy, at the Annual Meeting. As of the close of business on April 12, 2005, there were outstanding 92,539,768 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), held of record by approximately 5,910 Stockholders, each of which shares is entitled to one vote, in person or by proxy, at the Annual Meeting.
      A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions and “broker non-votes” (as defined below) will be counted for purposes of determining the presence of a quorum.
      In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Our Amended and Restated Certificate of Incorporation and Bylaws divide our Board of Directors into three classes, with each class to be elected for a three-year term on a staggered basis. Our Amended and Restated Certificate of Incorporation and Bylaws do not permit cumulative voting.
      Each proposal described in this Proxy Statement, other than the election of directors, requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. An abstention on any proposal submitted to the Stockholders, other than the election of directors, will be included in the number of votes cast on that proposal and, accordingly, will have the effect of a vote “AGAINST” the proposal. However, a broker non-vote with respect to a proposal will not be included in the number of shares counted as being present for the purpose of voting on that proposal and, accordingly, will have the effect of reducing the number of affirmative votes required to approve the proposal.
      Brokers holding Common Stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a Proxy to vote the Common Stock at his discretion in the election of directors or the appointment of the independent registered public accounting firm. However, brokers or nominees do not have discretion to vote on certain other proposals without specific instructions from the beneficial owner. When a broker or nominee votes a client’s shares on some but not all proposals, the missing votes are referred to as “broker non-votes.” If you hold Common Stock in “street name” and you fail to instruct your broker or nominee as to how to vote such shares, your broker or nominee may, in its discretion, vote such shares “FOR” the election of the Board of Director’s nominees and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
       The Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) of the Company provides that the Board of Directors be divided into three classes of directors. Three directors can be elected at the Annual Meeting, each to serve until the 2008 Annual Meeting of Stockholders or until his or her respective successor is elected and qualified. Upon the recommendation of the Corporate Governance/ Nominating Committee, the Board of Directors nominates for election as directors at the Annual Meeting:

Richard H. Koppes, Robert W. O’Leary and Randy H. Thurman. Each nominee has indicated his willingness to serve and, unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the Board of Directors’ nominees. If for any reason one or more nominees should not be available for election or be unable to serve as directors at the time of the Annual Meeting or any continuation, postponement or adjournment thereof, the accompanying Proxy will be voted for the election of such other persons, if any, as the Board of Directors may designate. The Board of Directors has no reason to believe that any nominee will be unavailable for election or unable to serve. The three nominees for election at the Annual Meeting who receive the highest number of affirmative votes will be elected.
      Apart from the three nominees recommended by the Board of Directors, no other persons have been nominated for election as directors. Procedures to be used by a Stockholder submitting a nomination for the Board of Directors are provided under the caption “Other — Stockholder Proposals and Director Nominations for the 2006 Annual Meeting.”
      The Board of Directors of the Company recommends that the Stockholders vote FOR the election of the three nominees for director proposed by your Board: Richard H. Koppes, Robert W. O’Leary and Randy H. Thurman.
INFORMATION CONCERNING COMPANY NOMINEES AND DIRECTORS
      The Board of Directors presently consists of nine members. Our Certificate of Incorporation and Bylaws divide the Board of Directors into three equal classes, with each class elected to a three-year term on a staggered basis. Accordingly, at each annual meeting, the terms of one-third of the Directors expire and the stockholders elect their successors. If a Director ceases to serve before his or her term expires, the Board of Directors will appoint a new director to serve out the remainder of the term, as a member of the same class as the director he or she succeeded. The Board of Directors also has the power to appoint directors to fill vacancies created by new directorships if the Board of Directors increases in size.
      Each of Richard H. Koppes, Robert W. O’Leary and Randy H. Thurman has served as a director of the Company since 2002 and is standing for election for a term expiring in 2008.
      Robert A. Ingram, Lawrence N. Kugelman and Theo Melas-Kyriazi are serving until the 2006 Annual Meeting of Stockholders. Edward A. Burkhardt, Timothy C. Tyson and Elaine Ullian are serving until the 2007 Annual Meeting of Stockholders.
      The Corporate Governance/ Nominating Committee of the Board of Directors considers the qualifications of potential candidates for election as directors and recommends candidates to the Board of Directors. The members of the Corporate Governance/ Nominating Committee are Messrs. Koppes and Ingram and Ms. Ullian. The Corporate Governance/ Nominating Committee reviewed the background, qualifications and performance of the three directors standing for re-election.
      The Corporate Governance/ Nominating Committee made its report to the Board of Directors on February 22, 2005. Following that report, the Board determined that it would be in the best interests of the Company and its Stockholders to nominate Messrs. Koppes, O’Leary and Thurman as directors to be elected at the Annual Meeting. Messrs. Koppes, O’Leary and Thurman each recused himself as to his own nomination.

      Set forth below with respect to each director or nominee is certain personal information, including such person’s present principal occupation, recent business experience and age, the year such person commenced service as a director of the Company and other public company directorships held by such person.

		Year First
		Serving as
Name and Principal Occupation	Age	Director	Other Public Company Directorships

Nominees For Election
RICHARD H. KOPPES(a)(b)
Mr. Koppes has been Of Counsel to the law firm of Jones Day since August 1996, and is Co-Director of Executive Education Programs at Stanford University School of Law. Mr. Koppes served as a principal of American Partners Capital Group, Inc., a venture capital and consulting firm, from August 1996 to December 1998. From May 1986 through July 1996, Mr. Koppes held several positions with the California Public Employees’ Retirement System (CalPERS) including General Counsel, Interim Chief Executive Officer and Deputy Executive Officer. He has also been an officer of the National Association of Public Pension Attorneys (NAPPA) for the past nine years. He is also on the Boards of Investor Research Responsibility Center (IRRC), the International Corporate Governance Network (ICGN) and the Society of Corporate Secretaries and Governance Professionals.
	58	2002	Apria Healthcare Group Inc. (Chairman of Compliance Committee and member of Audit Committee)

ROBERT W. O’LEARY(c)
Mr. O’Leary has been the Chairman of the Company since June 19, 2002. From June 2002 until December 2004, Mr. O’Leary was also the Chief Executive Officer of the Company. Mr. O’Leary has been the Chairman and Chief Executive Officer of the Sagamore Group, a firm specializing in spin-offs and corporate reorganizations in the service sector, since March 2001. From July 2000 until October 2000, Mr. O’Leary was President and Chief Executive Officer of PacifiCare Health Systems, Inc., a managed health services company. Mr. O’Leary was Chairman and Chief Executive Officer of Premier, Inc., a strategic alliance of not-for-profit health care and hospital systems from January 1996 to August 1998, and continued to serve as Chairman from September 1998 to June 2000. From July 1991 to February 1995, Mr. O’Leary was Chairman and Chief Executive Officer of American Medical International, Inc. (AMI), an international hospital management company.
	61	2002	Thermo Electron Corporation (Chairman of Nominating and Corporate Governance Committee); Smiths Group plc (member of Audit Committee and Remuneration Committee); Viasys Healthcare Inc.

		Year First
		Serving as
Name and Principal Occupation	Age	Director	Other Public Company Directorships

RANDY H. THURMAN(c)(d)
Mr. Thurman has been the Chairman, President and Chief Executive Officer of Viasys Healthcare Inc., a provider of medical equipment and systems to the healthcare industry, since April 2001. From July 1997 to April 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, a privately held company he founded to provide funding and strategic direction to healthcare technology companies. From July 1993 to July 1997, Mr. Thurman was Chairman of the Board and Chief Executive Officer of Corning Life Sciences Inc. From September 1984 to July 1993, Mr. Thurman was President and Chief Executive Officer of Rhone Poulenc Rorer Pharmaceuticals, Inc.
	55	2002	Viasys Healthcare Inc. (Chairman); Closure Medical Corporation (Chairman of Compensation Committee and Chairman of Stock Option Committee)

Directors Whose Terms Expire in 2006
ROBERT A. INGRAM(b)(e)
Mr. Ingram has been the Vice Chairman Pharmaceuticals of GlaxoSmithKline plc, a pharmaceutical research and development company, since January 2003. Mr. Ingram was the Chief Operating Officer and President, Pharmaceutical Operations, of GlaxoSmithKline plc from January 2001 to January 2003. He was Chief Executive of Glaxo Wellcome plc from October 1997 to December 2000 and Chairman of Glaxo Wellcome Inc., Glaxo Wellcome plc’s U.S. subsidiary, from January 1999 to December 2000. Mr. Ingram was President and Chief Executive Officer of Glaxo Wellcome Inc. from October 1997 to January 1999. Mr. Ingram is also a member of the Board of Advisors for the H. Lee Moffitt Cancer Center and Research Institute.
	62	2003	Edwards Life Sciences Corporation (member of Audit Committee); Lowe’s Companies, Inc. (member of Governance Committee and Compensation Committee); Misys plc (member of Audit Committee and Compensation Committee); Nortel Networks Corporation (member of Audit Committee and Committee on Directors); Wachovia Corporation (member of Executive Committee, Compensation Committee and Corporate Governance Committee); OSI Pharmaceuticals, Inc. (Chairman of the Board); Allergan (member of Science and Technology Committee)

LAWRENCE N. KUGELMAN(e)(f) Mr. Kugelman is a healthcare consultant and private investor. From December 1995 through October 1996, Mr. Kugelman was President, Chief Executive Officer and Director of Coventry Health Care, Inc., a managed care organization. From 1980 through 1992, he served as a Chief Executive Officer of several HMO and managed healthcare organizations in the United States.	62	2002	Coventry Health Care, Inc. (Chairman of Audit Committee); LabOne, Inc.

THEO MELAS-KYRIAZI(a) Mr. Melas-Kyriazi was the Chief Financial Officer of Thermo Electron Corporation from January 1999 through October 2004. Mr. Melas-Kyriazi was a Vice President of Thermo Electron Corporation from February 1998, and was Treasurer of Thermo Electron Corporation and all of its publicly traded subsidiaries from May 1988 to June 1994.	45	2003	Cyberkinetics Neurotechnology Systems, Inc. (Audit Committee and Compensation Committee)

		Year First
		Serving as
Name and Principal Occupation	Age	Director	Other Public Company Directorships

Directors Whose Terms Expire in 2007
EDWARD A. BURKHARDT(a)(e) Mr. Burkhardt has been the President of Rail World, Inc. since August 1999. From October 1987 through August 1999, Mr. Burkhardt held a number of positions with Wisconsin Central Transportation Corporation, including Chairman, President and Chief Executive Officer.	66	2001	Poly Medica Corporation (member of Audit Committee and Governance Committee)

TIMOTHY C. TYSON(c)
Mr. Tyson has been the President of the Company since November 2002 and Chief Executive Officer since January 2005. From November 2002 to December 2004, he served as Chief Operating Officer of the Company. From June 1998 through November 2002, Mr. Tyson served as President of Global Manufacturing and Supply for GlaxoSmithKline plc. From February 1992 through June 1998, he held various general management positions at GlaxoSmithKline, including Vice President, General Manager Glaxo Dermatology and Cerenex Division; Vice President, General Manager Marketing and Vice President, General Manager Business Operations. At GlaxoSmithKline plc, he managed two divisions, launched 32 pharmaceutical products and managed its 5,000 person sales force.
	53	2004

ELAINE ULLIAN(b) Ms. Ullian has been the President and Chief Executive Officer of Boston Medical Center since July 1996. From April 1994 through July 1996, Ms. Ullian was the President and Chief Executive Officer of Boston University Medical Center Hospital. From January 1987 through March 1994, she was the President and Chief Executive Officer of Faulkner Hospital.	57	2004	Thermo Electron Corporation (Presiding Director, Chairman of Compensation Committee, member of Audit Committee and Executive Committee); Vertex Pharmaceuticals (member of Compensation Committee)

(a)	Member of the Finance and Audit Committee.

(b)	Member of the Corporate Governance/ Nominating Committee.

(c)	Member of the Executive Committee.

(d)	Mr. Thurman serves as Lead Director pursuant to the Company’s corporate governance guidelines.

(e)	Member of the Compensation Committee.

(f)	Mr. Kugelman serves as Board Litigation Liaison.
      None of the directors or nominees for director were selected pursuant to any arrangement or understanding. None of the directors or nominees for directors is related by blood, marriage or adoption to one another or to any executive officer of the Company.

GOVERNANCE
      The Board of Directors is committed to sound and effective corporate governance practices with the goal of ensuring the Company’s financial strength and overall business success. The Board of Directors adopted and adheres to governance guidelines consistent with the highest ethical standards and legal requirements. Our governance practices are continually assessed against those practices suggested by recognized governance authorities. In addition, our governance guidelines are updated to comply with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (the “NYSE”).

Director Nomination Process
      The Corporate Governance/ Nominating Committee is responsible for the selection of director nominees to fill new or vacant positions for the Board of Directors. The Corporate Governance/ Nominating Committee seeks appropriate candidates through various sources, including other non-management directors and search firms to which reasonable fees are paid for their assistance. In addition to the review and evaluation of potential new candidates, the Corporate Governance/ Nominating Committee assesses the qualifications of incumbent directors based on the same factors, as well as a director’s performance prior to their re-election.
      Essential criteria for all candidates considered by the committee include the following: integrity and ethical behavior; maturity; management experience and expertise; independence and diversity of thought; broad business or professional experience; and an understanding of business and financial affairs and the complexities of business organizations.
      Additionally, the Corporate Governance/ Nominating Committee will consider stockholder candidates submitted to the attention of the Corporate Secretary, together with appropriate biographical information as outlined under the caption “Other — Stockholder Proposal and Director Nominations for the 2006 Annual Meeting” included in this Proxy Statement. Stockholder nominations that comply with these procedures and that meet the criteria outlined above will receive the same consideration that the Corporate Governance/ Nominating Committee’s nominees receive.

Communication with the Board of Directors
      Stockholders and others may contact our Company’s directors in writing, as a group or individually, by directing their correspondence to the attention of the Chief Governance Officer and Corporate Secretary, Valeant Pharmaceuticals International, 3300 Hyland Avenue, Costa Mesa, California 92626. Stockholders and others may also contact our Company’s directors by calling the Company’s helpline in the United States and Canada at (800) 461-9330, or internationally at (720) 514-4400 (collect calls accepted). The Corporate Secretary will log incoming information and forward appropriate messages promptly to the director(s). Communications are distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board of Directors will not be distributed to the Board of Directors, such as junk mail and mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.
      In addition, material that is inappropriate or unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any outside director upon request.
      Communications that include information better addressed by the complaint hotline supervised by the Finance and Audit Committee will be forwarded to the hotline.
      This communications process has been approved by the Board of Directors and is available on the Company website referenced below.

Annual Meeting of Stockholders
      The Board of Directors considers it important for its members to be present and available to stockholders at the Company’s Annual Meeting. Directors are therefore expected to attend the Company’s Annual Meeting. All of our Board members were in attendance at the 2004 annual meeting except for the two directors whose terms were expiring and who were not standing for re-election.

Lead Director
      The Lead Director chairs the Board of Directors’ regularly scheduled non-management executive sessions. Additionally, the Lead Director works with the Chairman to establish Board of Directors’ agendas and is empowered to act as an intermediary between non-management directors and management in the event of unique circumstances or communications.

Director Independence
      A director will be deemed independent upon affirmative determination by the Board that he or she meets the requirements established in the NYSE listing standards. The Board has adopted certain specific categorical standards to ensure that directors do not have a material relationship with the Company, either directly or as a partner, stockholder or officer of an organization, its parent or a consolidated subsidiary that has a relationship with the Company. These guidelines are consistent with the independence requirements of the NYSE listing standards and are set forth in the Corporate Governance Guidelines, which are included as Annex A to this Proxy Statement.
      The Board has determined that the following directors are independent as defined in the NYSE listing standards: Messrs. Burkhardt, Ingram, Koppes, Kugelman, Melas-Kyriazi and Ms. Ullian. Additionally, each of the members of our Finance and Audit, Compensation and Corporate Governance/ Nominating Committees has no material relationship with the Company and meets the NYSE director independence standards. The members of our Finance and Audit Committee are also “independent” as defined under the applicable SEC rules.

Governance Processes

•	Board Assessment Methodology and Workplan. The assessment process was implemented in 2003 and continues to evolve consistent with the methodology approved in the four-year Workplan (see Annex B).

•	Formal Chief Executive Officer Succession Plan. The Board monitored a highly successful Chief Executive Officer transition to separate the roles of the Chairman of the Board and the Chief Executive Officer.

•	Formal Chief Executive Officer Evaluation Process. For the second consecutive year, all directors were afforded the opportunity to provide input into the evaluation of the Chief Executive Officer allowing for a substantive and robust evaluation process.

•	Lead Director. The Lead Director organized and held sessions with non-management directors at each regularly scheduled meeting of the Board of Directors since the last annual meeting.

Code of Business Conduct and Ethics
      The Code of Business Conduct and Ethics applies to all Company directors, officers and employees and sets forth the ethical and legal principles required to be followed in conducting business on behalf of the Company. The Board also adopted a Code of Ethics for the Company’s Chief Executive Officer and senior level financial executives as a supplement to the Code of Business Conduct and Ethics, which is intended to promote honest and ethical conduct, as well as full and accurate reporting, and compliance with applicable laws.

Company Website
      Corporate Governance Guidelines, Board Committee Charters, the Code of Business Conduct and Ethics, the Code of Ethics for the Company’s Chief Executive Officer and senior level financial executives and information regarding stockholder communications with the Board can be found on the Company’s website at www.valeant.com. A written copy of any of these documents will be provided to any stockholder upon request to the Chief Governance Officer and Corporate Secretary, Valeant Pharmaceuticals International, 3300 Hyland Avenue, Costa Mesa, CA 92626.
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
      The following table describes the current members of each Committee, its Chairman, its primary responsibilities and the number of meetings held in 2004. The Committees, except the Executive Committee, are composed of non- employee, independent directors, as defined under the rules promulgated by the NYSE and adopted by the Board of Directors. All directors serve on one or more Committees of the Board. The charters of the Finance and Audit, Compensation and Corporate Governance/ Nominating Committees are attached as Annex C, D and E to this Proxy Statement.

Committee/Members	Primary Responsibilities	Meetings Held

FINANCE AND AUDIT Edward Burkhardt (Chairman) Richard Koppes[1] Theo Melas-Kyriazi 1 Mr. Koppes replaced Mr. Fogleman on the committee in May 2004	• Oversee the Company’s financial controls and reporting processes

• Select independent accounting firm and review the scope and timing of the audits

• Review of annual financial statements and audit results

• Review of quarterly financial statements and quarterly earnings releases

• Review internal control over financial reporting including the independent accounting firm’s and management’s assessment

• Oversee compliance with the Company’s Code of Conduct and conflicts of interest outside jurisdiction of Corporate Governance/Nominating Committee

	• Annually review adequacy of the Committee charter	Ten

COMPENSATION Lawrence Kugelman (Chairman) Edward Burkhardt[2] Robert Ingram [2] Mr. Burkhardt replaced Mr. Lee on the committee in May 2004	• Administer the Company’s annual incentives, equity and long- term incentive plans

• Review and adopt major compensation plans, including Board compensation

• Approve compensation for the chief executive officer, corporate officers and certain senior management

	• Annually review adequacy of the Committee charter	Nine

CORPORATE GOVERNANCE/
NOMINATING[3]   Richard Koppes (Chairman)
  Robert Ingram
  Elaine Ullian

[3] This committee was formed in May 2004 by combining the Nominating Committee and the Corporate Governance Committee	• Develop and recommend to the Board corporate governance guidelines applicable to the Board and the Company

• Review and recommend changes to the Company’s corporate governance guidelines when appropriate

• Monitor implementation of the guidelines

• Assist in succession planning

• Review possible conflicts of interest of Board members and Company management

• Make recommendations regarding the appropriate size and effectiveness of the Board

• Identify new Director candidates to fill new or vacant positions

• Evaluate incumbent Directors

• Recommend nominees to the Board of Directors for election

	• Annually review adequacy of the Committee charter	Five

EXECUTIVE Robert O’Leary (Chairman) Randy Thurman Timothy Tyson4 4 Mr. Tyson replaced Mr. Burkhardt on the Committee in May 2004	• Exercise the power and authority of the Board of Directors between meetings, except as expressly limited by the Bylaws or by the Delaware General Corporation Law

• Serve as the Chief Executive Officer succession planning committee, as specified in the Chief Executive Officer succession plan

	• Annually review adequacy of the Committee charter	Three

      The Board of Directors met nine times during 2004. All of the directors attended at least 75% of the Board meetings. In addition, all committee members attended at least 75% of the committee meetings on which they serve.

EXECUTIVE OFFICERS
       The executive officers of the Company are as follows:

Name	Age	Title

Robert W. O’Leary	61	Chairman
Timothy C. Tyson	53	President and Chief Executive Officer
Bary G. Bailey	46	Executive Vice President and Chief Financial Officer
Kim D. Lamon, M.D., Ph.D.	53	President and Chief Scientific Officer of Valeant Research and Development
Eileen C. Pruette	46	Executive Vice President and General Counsel
Wesley P. Wheeler	48	President, North America
Charles J. Bramlage	44	President, Europe
John I. Cooper	49	Executive Vice President of Global Manufacturing and Supply
      ROBERT W. O’LEARY has been our Chairman of the Board since June 19, 2002. From June 2002 until December 2004, Mr. O’Leary was the Company’s Chief Executive Officer. Mr. O’Leary has been the Chairman and Chief Executive Officer of the Sagamore Group, a firm specializing in spin-offs and corporate reorganizations in the service sector, since March 2001. From July 2000 until October 2000, Mr. O’Leary was President and Chief Executive Officer of PacifiCare Health Systems, Inc., a managed health services company. Mr. O’Leary was Chairman and Chief Executive Officer of Premier, Inc., a strategic alliance of not-for-profit health care and hospital systems from January 1996 to August 1998, and continued to serve as Chairman from September 1998 to June 2000.
      TIMOTHY C. TYSON has been our President since November 2002 and Chief Executive Officer since January 2005. He served as Chief Operating Officer of the Company from November 2002 to December 2004. Mr. Tyson served as President of Global Manufacturing and Supply for GlaxoSmithKline plc from June 1998 to November 2002. In that capacity, he was responsible for managing 115 manufacturing sites and 42,000 employees in 42 countries. From February 1992 through June 1998, he held various general management positions at GlaxoSmithKline, including Vice President, General Manager Glaxo Dermatology and Cerenex Division; Vice President, General Manager Marketing and Vice President, General Manager Business Operations. At GlaxoSmithKline plc, he managed two divisions, launched 32 pharmaceutical products and managed its 5,000 person sales force.
      BARY G. BAILEY has been our Executive Vice President and Chief Financial Officer since December 2002. Mr. Bailey served as Executive Vice President, Pharmacy and Technology of PacifiCare Health Systems, Inc., a provider of managed care services to approximately 5 million members, from July 2000 to December 2002. In that capacity, Mr. Bailey was responsible for managing approximately 1,500 employees in both operations and technology. From May 1995 to July 2000, he was Executive Vice President and Chief Financial Officer of Premier, Inc.
      KIM D. LAMON, M.D., Ph.D. has been our President and Chief Scientific Officer of Valeant Research and Development since August 2003. Dr. Lamon served as President and Chief Executive Officer of Ribapharm Inc. from January 2003 to August 2003. Previously, he had been the President of SciPharm Consulting LLC, which he founded in 1999. From May 1994 to April 1999, he held senior research and clinical positions at Covance, Inc., Corning Clinical Laboratories and Corning Life Sciences, Inc. Dr. Lamon is Adjunct Assistant Professor of Pharmacology at Thomas Jefferson University School of Medicine. Dr. Lamon served as a director of Valeant Pharmaceuticals International from August 1, 2002 through May 22, 2003.
      EILEEN C. PRUETTE has been our Executive Vice President and General Counsel since April 2003. Ms. Pruette served as Vice President, U.S. Legal and Global Intellectual Property for Sony Ericsson Mobile Communications from October 2001 to March 2003. Ms. Pruette served as General Counsel at Ericsson Inc. for a number of operating groups from January 1996 to October 2001. From June 1990 to January 1995,

Ms. Pruette served at GlaxoSmithKline, where she provided legal support for commercial operations while rendering regulatory, commercial and employment law counsel.
      WESLEY P. WHEELER has been the President of our North American operations and Global Commercial Development since February 2003. Mr. Wheeler is responsible for the Company’s regional operations in the United States, Canada and Puerto Rico. He is also responsible for the Company’s commercial development activities and global marketing functions. Prior to joining the Company, Mr. Wheeler had extensive management experience in the pharmaceutical industry. From January 2002 to February 2003, Mr. Wheeler served as President and Chief Executive Officer of DSM Pharmaceuticals Inc., a leading contract manufacturer of prescription pharmaceuticals and biopharmaceuticals. From 1998 to 2002, Mr. Wheeler was the Senior Vice President of Global Logistics and Strategy for GlaxoSmithKline plc. From 1997 to 1998, Mr. Wheeler was Vice President of Marketing at Glaxo Wellcome.
      CHARLES J. BRAMLAGE has been President of our European operations since September 2003. He is responsible for the Company’s Western, Central and Eastern European markets. Mr. Bramlage has more than 20 years of pharmaceutical experience with a strong background in marketing and sales. From April 2001 to September 2003, Mr. Bramlage held senior executive positions, including most recently as President and Chief Executive Officer, at BattellePharma, Inc., a specialty pharmaceutical company developing products using new inhalation technology and now known as Ventaira Pharmaceuticals, Inc. From April 1992 to April 2001, Mr. Bramlage held various marketing and sales positions at GlaxoSmithKline plc, including Vice President of Respiratory Global Commercial Development and Vice President of U.S. Respiratory and Cardiovascular Marketing.
      JOHN I. COOPER has been our Executive Vice President of Global Manufacturing and Supply since January 2003. He is responsible for managing all manufacturing operations for the Company worldwide, including supply and logistics operations, quality assurance, global procurement and physical product development. From 2002 to 2003, Mr. Cooper was Vice President of Global Operation Excellence for GlaxoSmithKline plc, which included the management of global process improvement projects and the identification, and sharing, of global best practices. Mr. Cooper served as Vice President and Area Supply Director for Latin America for GlaxoSmithKline plc from 1999 to 2002, and was responsible for supervising ten manufacturing facilities, creating operating efficiency improvements and ensuring product quality.
      None of the executive officers were selected pursuant to any arrangement or understanding. None of the executive officers are related by blood, marriage or adoption to one another or to any director or nominee for director of the Company.

OWNERSHIP OF THE COMPANY’S SECURITIES
PRINCIPAL STOCKHOLDERS
      The following table sets forth certain information regarding the beneficial ownership of the Common Stock and the percent of shares owned beneficially by beneficial owners of more than 5% of the outstanding shares of the Common Stock as of March 31, 2005.

	Number of Shares
	and Nature of
	Beneficial		Percentage of
Identity of Owner or Group	Ownership		Class(1)

Iridian Asset Management, LLC	9,036,682	(2)	9.8%
276 Post Road West, Westport, CT 06880
Franklin Mutual Advisers, LLC	5,846,653	(3)	6.3%
51 John F. Kennedy Parkway, Short Hills, NJ 07078
T. Rowe Price Associates, Inc.	5,402,000	(4)	5.8%
100 E. Pratt Street, Baltimore, MD 21202
Perry Corp.	4,823,500	(5)	5.2%
599 Lexington Avenue, New York, NY 10022
Citigroup Inc. and Citigroup Global Markets Holdings Inc.	4,515,540	(6)	4.9%
399 Park Avenue, New York, NY 10013

(1)	Based on 92,539,768 shares of Common Stock outstanding on March 31, 2005.

(2)	Includes 9,036,682 shares over which each of the following parties has shared voting and shared dispositive power: Iridian Asset Management LLC, the Governor and Company of the Bank of Ireland, IBI Interfunding, BancIreland/ First Financial, Inc and BIAM (US) Inc.

(3)	Includes 5,846,653 shares owned by one or more open-end investment companies or other managed accounts which, pursuant to advisory contract, are advised by Franklin Mutual Advisers, LLC (“FMA”), which is deemed to have sole voting and dispositive power of such shares. FMA disclaims economic interest in or beneficial ownership of such shares.

(4)	Includes 5,402,000 shares over which T. Rowe Price Associates, Inc. holds sole dispositive power and 954,700 shares over which T. Rowe Price Associates, Inc. has sole voting power. T. Rowe Price Associates, Inc. disclaims beneficial ownership of these shares.

(5)	Includes 4,823,500 shares over which Perry Corp. and Mr. Richard C. Perry hold sole voting and sole dispositive power. Mr. Perry disclaims beneficial ownership interest of the shares held by any funds over which Perry Corp. acts as the general partner and/or investment advisor, except the portion of such shares that relate to his economic interest in such shares.

(6)	Includes 4,515,540 shares over which Citigroup Inc. holds shared voting and shared dispositive power, and 4,430,057 shares over which Citigroup Global Markets Holding Inc. holds shared voting and shared dispositive power. This includes shares over which these entities disclaim beneficial ownership.

OWNERSHIP BY MANAGEMENT
      The following table sets forth, as of March 31, 2005, certain information regarding the beneficial ownership of the Common Stock and the percent of shares owned beneficially by each current director, each director nominee nominated by the Board of Directors and each Named Executive Officer (as defined below), and all directors, director nominees and executive officers of the Company as a group.

	Number of Shares
	and Nature of
	Beneficial		Percentage
Identity of Owner or Group	Ownership(1)		of Class(12)

Officers and Directors
Bary G. Bailey	314,677	(2)	*
Edward A. Burkhardt	257,500	(3)	*
Robert A. Ingram	—		*
Richard H. Koppes	10,000	(4)	*
Lawrence N. Kugelman	5,000	(5)	*
Kim D. Lamon	251,350	(6)	*
Theo Melas-Kyriazi	—		*
Robert W. O’Leary	739,946	(7)	*
Eileen C. Pruette	93,196	(8)	*
Randy H. Thurman	10,500	(9)	*
Timothy C. Tyson	633,546	(10)	*
Elaine Ullian	—		*
Directors and executive officers of the Company as a group (15 persons)	2,574,581	(11)	2.5%

*	Less than 1% of the outstanding Common Stock.

(1)	Except as indicated otherwise in the following notes, shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property, which either spouse may manage and control, and the Company has no information as to whether any shares shown in this table are subject to community property laws.

(2)	Includes 298,231 shares of Valeant common stock, which Mr. Bailey has the right to acquire within 60 days upon the exercise of stock options.

(3)	Includes 7,500 shares of Valeant common stock, which Mr. Burkhardt has the right to acquire within 60 days upon the exercise of stock options.

(4)	Includes 7,500 shares of Valeant common stock, which Mr. Koppes has the right to acquire within 60 days upon the exercise of stock options.

(5)	Includes 5,000 shares of Valeant common stock, which Mr. Kugelman has the right to acquire within 60 days upon the exercise of stock options.

(6)	Includes 244,904 shares of Valeant common stock, which Dr. Lamon has the right to acquire within 60 days upon the exercise of stock options and 5,000 shares held by trust.

(7)	Includes 719,500 shares of Valeant common stock, which Mr. O’Leary has the right to acquire within 60 days upon the exercise of stock options, 18,000 shares held by trust and 1,000 shares held by his daughter.

(8)	Includes 89,750 shares of Valeant common stock, which Ms. Pruette has the right to acquire within 60 days upon the exercise of stock options and 2,000 shares held by trust.

(9)	Includes 7,500 shares of Valeant common stock, which Mr. Thurman has the right to acquire within 60 days upon the exercise of stock options.

(10)	Includes 621,750 shares of Valeant common stock, which Mr. Tyson has the right to acquire within 60 days upon the exercise of stock options.

(11)	Includes 2,253,135 shares of Valeant common stock, which Directors and executive officers of the Company as a group (15 persons) have the right to acquire within 60 days upon the exercise of stock options.

(12)	Based on 92,539,768 shares of Common Stock outstanding on March 31, 2005 plus shares beneficially owned by each individual. Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before 60 days of the date as of which the information is provided are deemed outstanding for the purpose of calculating the number and percentage owned by such person (or group), but not deemed outstanding for the purpose of calculating the percentage owned by each other person (or group) listed. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on March 31, 2005.
SECTION 16(a) REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Such executive officers, directors and stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
      Based on its review of the copies of such forms it received, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during fiscal year 2004, all filing requirements applicable to its executive officers, directors and ten percent beneficial owners were timely satisfied, except that Messrs. Burkhardt, Ingram, Koppes, Melas-Kyriazi and Thurman and Ms. Ullian each filed between two and four late Forms 4 that were all reported on timely Forms 5 covering dividend equivalent shares accrued on phantom stock. In addition, Mr. Ingram and Ms. Ullian each filed a late Form 4 covering phantom stock received in lieu of cash for Board and Committee meeting fees.

EXECUTIVE COMPENSATION AND RELATED MATTERS
SUMMARY COMPENSATION TABLE
      The following table sets forth the annual and long-term compensation awarded to or paid to (i) the person serving as Chief Executive Officer of the Company during 2004 and (ii) the four most highly paid executive officers of the Company who were serving as executive officers at December 31, 2004 (together, the “Named Executive Officers”) for services rendered to the Company in all capacities during the years ended December 31, 2004, 2003 and 2002.

							Long-term
							Compensation
		Annual Compensation
							Restricted	Securities
					Other Annual		Stock	Underlying	All Other
		Salary	Bonus		Compensation		Awards	Options	Compensation
Name and Principal Position	Year	($)	($)(1)		($)(2)		($)	(#)(3)	($)

Robert W. O’Leary	2004	864,225	1,108,899		134,664	(4)	—	250,000	24,522	(5)
Chairman and	2003	835,000	1,391,000		62,114	(6)	—	678,000	84,326	(7)
Chief Executive Officer*	2002	283,135	500,000		—		—	1,100,000	1,176	(8)
Timothy C. Tyson	2004	621,000	603,325		76,132	(9)	—	400,000	8,958	(10)
President and	2003	600,000	1,101,500	(11)	89,513	(12)	—	487,000	29,527	(13)
Chief Operating Officer*	2002	95,769	202,500		—		—	1,000,000	—
Bary G. Bailey	2004	415,000	374,138		—		—	140,000	12,490	(14)
Executive Vice President	2003	400,000	610,564	(15)	—		—	305,461	16,854	(16)
and Chief Financial Officer	2002	24,359	400,000		—		—	400,000	—
Kim D. Lamon	2004	438,000	567,648		109,880	(17)	—	85,000	15,840	(18)
President and	2003	400,912	935,000	(19)	67,847	(20)	—	552,055	25,471	(21)
Chief Scientific Officer	2002	—	—		—		—	—	—
Eileen C. Pruette	2004	320,000	316,416		—		—	60,000	12,062	(22)
Executive Vice President	2003	240,961	330,564	(23)	121,512	(24)	—	234,000	10,461	(25)
and General Counsel	2002	—	—		—		—	—	—

*	Mr. O’Leary served as the Company’s Chairman and Chief Executive Officer during 2004. As of January 1, 2005, in addition to continuing to serve as the Company’s President, Mr. Tyson became the Company’s Chief Executive Officer, and Mr. O’Leary continued to serve as the Company’s Chairman.

(1)	Except where otherwise indicated, amounts included in this column are for performance bonuses earned with respect to the applicable year, but paid in the following year. Previously, performance bonus amounts were reported in the year paid rather than with respect to the year earned.

(2)	These numbers include the cost to the Company of providing perquisites and other personal benefits. SEC rules require us to break-out each perquisite or personal benefit that exceeds 25% of the total we report for each named executive.

(3)	Includes grants of options to purchase shares of Common Stock granted under the Company’s 2003 Equity Incentive Plan (the “Incentive Plan”), which is an amendment and restatement of its Amended and Restated 1998 Stock Option Plan.

(4)	Includes the following perquisites: travel benefits ($54,350) and driver paid for by the Company ($50,770).

(5)	Consisted of the following: group term life insurance ($11,868); whole life insurance ($4,344); executive life insurance ($2,160); and 401(k) match ($6,150).

(6)	Includes the following perquisite: driver paid for by the Company ($45,255).

(7)	Consisted of the following: group term life insurance ($11,868); whole life insurance ($4,344); executive life insurance ($1,188); and vacation pay-out ($66,926).

(8)	Consisted of the following: group term life insurance ($1,068) and executive life insurance ($108).

(9)	Includes the following perquisites: travel benefits ($32,864) and automobile allowance ($22,493).

(10)	Consisted of the following: group term life insurance ($4,710); whole life insurance ($2,088); and executive life insurance ($2,160).

(11)	Includes $212,500, which Mr. Tyson was paid in connection with his employment agreement.

(12)	Includes the following perquisites: automobile allowance ($22,493) and relocation expenses ($46,325).

(13)	Consisted of the following: group term life insurance ($4,710); whole life insurance ($2,088); executive life insurance ($1,188); and vacation pay-out ($21,541).

(14)	Consisted of the following: group term life insurance ($2,860); whole life insurance ($1,320); executive life insurance ($2,160); and 401(k) match ($6,150).

(15)	Includes $15,564, which Mr. Bailey was paid in connection with the sale of the Company’s Russian subsidiaries.

(16)	Consisted of the following: group term life insurance ($2,790); whole life insurance ($1,080); executive life insurance ($1,188); and vacation pay-out ($11,796).

(17)	Includes the following perquisites: travel benefits ($31,333) and housing expense ($42,447).

(18)	Consisted of the following: group term life insurance ($4,986); whole life insurance ($2,544); executive life insurance ($2,160); and 401(k) match ($6,150).

(19)	Includes $400,000, which Dr. Lamon was paid in connection with the commencement of his employment with the Company.

(20)	Includes the following perquisite: relocation expenses ($50,596).

(21)	Consisted of the following: group term life insurance ($1,232); whole life insurance ($576); executive life insurance ($990); and vacation pay-out ($22,673).

(22)	Consisted of the following: group term life insurance ($2,788); whole life insurance ($1,200); executive life insurance ($2,074); and 401(k) match ($6,000).

(23)	Includes $115,564, which Ms. Pruette was paid in connection with the commencement of her employment with the Company ($100,000) and the sale of the Company’s Russian subsidiaries ($15,564).

(24)	Includes the following perquisite: relocation expenses ($95,929).

(25)	Consisted of the following: group term life insurance ($2,043); whole life insurance ($895); executive life insurance ($792); and vacation pay-out ($6,731).
OPTION GRANT INFORMATION
      The following table sets forth information with respect to options to purchase shares of Common Stock granted to the Named Executive Officers in 2004.
Option Grants In Last Fiscal Year

	Number of	Percent of
	Securities	Total Options	Exercise		Grant Date
	Underlying	Granted to	Price	Expiration	Present
Name	Options(1)	Employees(2)	($/Share)	Date	Value($)(3)

Robert W. O’Leary	250,000	9.4%	23.92	11/26/14	2,883,800
Timothy C. Tyson	400,000	15.0%	23.92	11/26/14	4,614,080
Bary G. Bailey	140,000	5.3%	23.92	11/26/14	1,614,928
Kim D. Lamon	85,000	3.2%	23.92	11/26/14	980,492
Eileen C. Pruette	60,000	2.3%	23.92	11/26/14	692,112

(1)	All options were granted under the Incentive Plan, and have ten-year terms. The options granted to the executive officers vest and become exercisable in four equal installments beginning one year following the date of grant, and on each of the next succeeding three anniversary dates of the grant date. All options were granted with an exercise price equal to the fair market value of the underlying shares on the date of grant.

(2)	Options to purchase a total of 2,665,500 shares were granted to employees, including the Named Executive Officers (but excluding non-employee directors), during 2004.

(3)	Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions: expected volatility (63%), risk-free interest rate (3.80%), dividend per share ($0.31) and weighted-average life (4.2 years). The actual value, if any, an executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.
Aggregated Option Exercises
In 2004 and December 31, 2004 Option Values(1)
      The following table sets forth information regarding (i) stock option exercises by the Named Executive Officers during 2004 and (ii) unexercised stock options held by the Named Executive Officers at December 31, 2004.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares	Value	at December 31, 2004(#)		at December 31, 2004($)(1)
	Acquired on	Realized
Name	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert W. O’Leary	—	—	719,500	1,308,500	10,979,100	14,230,800
Timothy C. Tyson	—	—	621,750	1,265,250	9,914,650	12,785,950
Bary G. Bailey	—	—	276,366	569,095	3,829,262	5,599,946
Kim D. Lamon	—	—	143,640	504,665	1,884,149	5,675,543
Eileen C. Pruette	—	—	58,500	235,500	771,925	2,461,575

(1)	Based upon the fair market value of the shares of Common Stock on December 31, 2004 ($26.35, which was the NYSE closing price for the Company’s Common Stock on December 31, 2004), less the exercise price per share.
COMPENSATION OF DIRECTORS
      Members of the Board of Directors, other than employees, were paid an annual fee of $30,000 in 2004, payable quarterly, plus a fee of $1,500 for each Board meeting and committee meeting attended, except the Company’s Finance and Audit Committee members, who were paid a fee of $1,750 for each committee meeting attended. Each committee chair received an additional annual fee of $7,500, payable quarterly, except the Company’s Finance and Audit Committee Chair, who received an additional annual fee of $10,000, payable quarterly. The Company’s Board Litigation Liaison received an additional annual fee of $7,500, payable quarterly. Directors are also reimbursed for their out-of-pocket expenses in attending meetings and paid a $1,500 per diem ($750 for four hours or less) for services rendered to the Company in their capacity as directors apart from meetings. The Board of Directors can change the compensation of directors at any time.
      Presently, on the date of each annual meeting (including the Annual Meeting), non-employee directors holding office as director after, and giving effect to, the election at the annual meeting, are granted a number of restricted stock units equal to the lesser of (a) $120,000 divided by the per share fair market value on the date of grant, or (b) the economic value of 25,000 options, assuming a strike price equal to the per share fair market value on the date of grant. The economic value of the 25,000 options is calculated using the Black-

Scholes option pricing model. In 2004, the Lead Director received an additional 2,271 restricted stock units as compensation for his added responsibilities as Lead Director.
      Mr. O’Leary also received compensation in his capacity as Chief Executive Officer of the Company. See “Summary Compensation Table.”
CERTAIN EMPLOYMENT AGREEMENTS
Chairman
      On March 21, 2005 and effective as of January 1, 2005, the Company entered into an Amended and Restated Employment Agreement with Mr. O’Leary (the “O’Leary Employment Agreement”). The O’Leary Employment Agreement provides that Mr. O’Leary shall serve as Executive Chairman, and no longer as Chief Executive Officer, as of January 1, 2005. The term of the O’Leary Employment Agreement expires on December 31, 2005. During the term, Mr. O’Leary receives a base salary at the rate of $432,000 per year, and is eligible to receive a bonus of up to 100% of his base salary per year. The agreement also provides that all stock options and other equity granted to Mr. O’Leary continue to vest as long as Mr. O’Leary continues to provide services to the Company as an officer or member of the Board of Directors.
      The O’Leary Employment Agreement provides that the Company may terminate Mr. O’Leary’s employment upon his death or disability, or with or without cause (as defined in the agreement), and that Mr. O’Leary may terminate his employment with or without good reason (as defined in the agreement). Upon termination by reason of death or disability, by the Company for cause, or by Mr. O’Leary without good reason, Mr. O’Leary will receive all amounts earned or accrued through the termination date, as specified in the agreement. Upon termination by reason of death or disability, Mr. O’Leary or his heirs will, in addition, be entitled to a prorated portion of his annual bonus, immediate vesting of all stock options (which remain exercisable on a prorated basis for up to three years), pension, retirement or other employee benefits, and restricted stock or other restricted benefits, and continued health and medical coverage for two years. If Mr. O’Leary’s employment is terminated by the Company without cause, or by Mr. O’Leary for good reason, Mr. O’Leary will receive all accrued compensation plus a severance payment equal to 150% of salary and bonus, immediate vesting of all stock options (which remain exercisable on a prorated basis for up to three years), and certain employee benefits for twenty-four months. However, if such termination occurs during the term of the agreement and following a “change in control”, Mr. O’Leary will receive a severance payment of three times salary and bonus.
      For purposes of Mr. O’Leary’s Employment Agreement, a “change in control” generally means any of the following events:

•	the acquisition by any person of beneficial ownership of more than 25% of the combined voting power of the Company’s outstanding voting securities, other than an acquisition (i) by or directly from the Company; (ii) by an employee benefit plan sponsored or maintained by the Company, (iii) by an underwriter temporarily holding securities pursuant to an offering, (iv) by a corporation owned by the Company’s stockholders in substantially the same proportions as their ownership of the Company, or (v) by a person properly reported on Schedule 13-G promulgated under the Securities Exchange Act of 1934;

•	the closing of a merger or consolidation involving the Company or any subsidiary if it would result in the Company’s voting securities immediately before the merger or consolidation continuing to represent less than 50% of the combined voting power of the then outstanding voting securities of the Company, the surviving entity or any parent thereof immediately after the merger or consolidation;

•	the individuals serving on the board of directors of the Company at the beginning of any twenty-four month period and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened Board election contest) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then in office who either were directors at the beginning of the twenty-four month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the board of directors; or

•	the closing of a complete liquidation or dissolution of the Company, or the consummation of an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

      The O’Leary Employment Agreement also provides for certain “gross-up” payments if Mr. O’Leary is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code with respect to payments and benefits under his agreement or otherwise.
President and Chief Executive Officer Agreement
      The Company entered into an Executive Employment Agreement with Mr. Tyson on October 24, 2002, and an Amended and Restated Executive Employment Agreement with Mr. Tyson on March 21, 2005 and effective as of January 1, 2005 (Mr. Tyson’s agreement, as amended and restated, is referred to herein as the “Tyson Employment Agreement”). Mr. Tyson’s agreement, pursuant to which he serves as President and Chief Executive Officer, currently extends to December 31, 2006 and thereafter automatically extends for a one-year term unless either party elects not to extend it.
      Under the Tyson Employment Agreement, Mr. Tyson receives an annual base salary of $755,000 and is eligible to receive a bonus at the discretion of the Board of Directors or the Compensation Committee. The agreement provides that the Company annually will consider granting Mr. Tyson options, restricted stock or other equity grants to purchase shares of Company common stock, as determined by the Compensation Committee, and also provided for a grant in 2004 of an option to purchase 400,000 shares of Company common stock.
      The Tyson Employment Agreement provides that Mr. Tyson’s employment may be terminated by the Company upon his death or disability, or with or without cause, or by Mr. Tyson with or without good reason (as defined in the agreement). Upon termination by reason of death or disability, by the Company for cause, or by Mr. Tyson without good reason, Mr. Tyson receives all amounts earned or accrued through the termination date, as specified in the agreement. Upon termination by reason of death or disability, Mr. Tyson is entitled to a prorated portion of his annual bonus, health and medical coverage for two years, and immediate vesting of all outstanding awards, options and stock appreciation rights (which remain exercisable for up to two years). Upon termination of Mr. Tyson’s employment by the Company without cause, or by Mr. Tyson for good reason, Mr. Tyson is entitled to the same benefits he would receive upon termination for death or disability, plus, subject to his not engaging in certain “prohibited activities,” a severance payment equal to two times his base salary and average annual bonus and incentive compensation. If such termination occurs within twelve months following or in contemplation of a change in control, such severance payment is equal to three times his base salary and bonus, and Mr. Tyson is also entitled to employee benefits for twenty-four months and a cash payment equal to the excess of the actuarial equivalent of his aggregate retirement benefits had he remained employed by the Company for an additional two years over the actuarial equivalent of his actual retirement benefit. In each case, the executive is under no obligation to mitigate amounts payable under his agreement.
      For purposes of the Tyson Employment Agreement, a “change in control” generally means the occurrence of any of the following events:

•	the acquisition by any person of beneficial ownership of more than 30% of the combined voting power of the Company’s outstanding voting securities, other than an acquisition (i) directly from the Company, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition;

•	the individuals serving on the board of directors of the Company as of the date of the Tyson Employment Agreement and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least a majority of the directors then still in office who either were directors on the date of the Tyson Employment Agreement or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the board of directors;

•	the closing of a merger or consolidation involving the Company if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before the merger of consolidation; or

•	the closing of a complete liquidation or dissolution of the Company, or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

      Mr. Tyson’s agreement provides for certain “gross-up” payments if he is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (or related interest and penalties) with respect to payments and benefits under his agreement or otherwise.
Chief Financial Officer Agreement
      The Company entered into an Executive Employment Agreement with Mr. Bailey on October 22, 2002 (the “Bailey Employment Agreement). Mr. Bailey’s agreement, pursuant to which he serves as the Chief Financial Officer, has an initial term of two years and thereafter automatically extends for a one-year term unless either party elects not to extend it.
      Under his agreement, Mr. Bailey received an initial annual base salary of $400,000, which salary is subject to increase from time to time as determined by the Board of Directors, and is eligible to receive a bonus of 80% to 160% of base salary.
      The Bailey Employment Agreement provides that Mr. Bailey’s employment may be terminated by the Company upon his death or disability, or with or without cause, or by Mr. Bailey with or without good reason (as defined in the agreement). Upon termination by reason of death or disability, by the Company for cause, or by Mr. Bailey without good reason, Mr. Bailey receives all amounts earned or accrued through the termination date, as specified in the agreement. Upon termination by reason of death or disability, Mr. Bailey is also entitled to a prorated portion of his annual bonus. Upon termination of Mr. Bailey’s employment by the Company without cause, or by Mr. Bailey for good reason, or if the Company decides not to extend the term of his agreement, Mr. Bailey is entitled to accrued compensation, plus, subject to his not engaging in certain “prohibited activities” for one year, an additional payment equal to the sum of (a) base salary for the greater of one year or the number of months remaining in the initial term of his agreement and (b) average annual bonus. If such termination occurs within twelve months after a change in control, such payment is based on three times salary and bonus, and Mr. Bailey is also entitled to (i) certain employee benefits for up to twenty-four months, (ii) immediate vesting of all outstanding awards, options and stock appreciation rights, and (iii) a cash payment equal to the excess of the actuarial equivalent of his aggregate retirement benefits had he remained employed by the Company for an additional two years over the actuarial equivalent of his actual retirement benefit.
      For purposes of the Bailey Employment Agreement, a “change in control” generally means the occurrence of any of the following events:

•	the acquisition by any person of beneficial ownership of more than 30% of the combined voting power of the Company’s outstanding voting securities, other than an acquisition (i) directly from the Company, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition;

•	the individuals serving on the board of directors of the Company as of October 22, 2002 and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then still in office who either were directors on October 22, 2002 or whose election or nomination for election was previously so approved, cease for any reason to constitute at least two-thirds of the board of directors;

•	the approval by the stockholders of Company of a merger or consolidation involving the Company if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 70% of the combined voting power of the then outstanding voting securities of the corporation resulting from the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before the merger of consolidation; or

•	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.
      Mr. Bailey’s agreement provides that payments and benefits under his agreement and all other related arrangements will not exceed the maximum amount that may be paid to him without triggering “golden parachute” penalties under Section 280G of the Internal Revenue Code of 1986, but only if this would increase the net amount he would realize after payment of income and excise taxes.
Executive Officer Agreements
      The Company has entered into employment agreements with its senior executive officers.

Lamon Employment Agreement
      On February 21, 2003, Ribapharm Inc. (“Ribapharm”) entered into an Executive Employment Agreement with Kim D. Lamon, M.D., Ph.D., regarding his services as President and Chief Executive Officer of Ribapharm Inc. (the “Lamon Agreement”). Following the merger of Ribapharm into the Company, the Lamon Agreement became effective between the Company and Dr. Lamon, and the Ribapharm options he had received in connection with the Lamon Agreement were converted into Company options. The Lamon Agreement has a term of two years from its initial effective date of January 23, 2003, and shall be automatically extended for one-year periods unless either party, no later than 90 days prior to a scheduled expiration date, notifies the other that the term shall not be extended.
      The Lamon Agreement provides for a base salary of $425,000 per year, subject to increase by the Board of Directors. Dr. Lamon also is eligible to receive a bonus of from 80% to 160% of his base salary, with a minimum cash bonus of $340,000 for fiscal year 2003 (the “Guaranteed Bonus”). The agreement also provides for grants of options to purchase an aggregate of 1,000,000 shares of Ribapharm common stock, which, following the merger of Ribapharm into the Company, were converted into options to purchase 405,055 shares of Company common stock under the Company’s option plan. Twenty-five percent of the options vest each year, and they will continue to vest so long as Dr. Lamon continues to provide services as an employee or a director to the Company, an affiliate of the Company or a successor to the Company. Dr. Lamon may receive additional options at the discretion of the Compensation Committee.
      The Lamon Agreement provides that Dr. Lamon’s employment may be terminated by the Company upon his disability, or with or without cause, or by Dr. Lamon with or without good reason (as defined in the agreement). Upon termination by reason of death or disability, by the Company for cause, or by Dr. Lamon without good reason, Dr. Lamon will receive all amounts earned or accrued through the termination date, as specified in the agreement. Upon termination by reason of death or disability, Dr. Lamon or his heirs will, in addition, be entitled to a prorated portion of his annual bonus. If Dr. Lamon’s employment is terminated by the Company without cause, or by Dr. Lamon with good reason, and Dr. Lamon agrees not to engage in certain activities that might compete with the Company for a period of one year after termination (the “Prohibited Activities”), he will receive a payment equal to two years’ base salary and two years’ Guaranteed

Bonus. If the Company or Dr. Lamon fail to renew the Lamon Agreement, and Dr. Lamon agrees not to engage in Prohibited Activities for a period of one year following the non-renewal, Dr. Lamon will receive the same payments he would receive after a termination by the Company without cause or by him with good reason.
      Under the Lamon Agreement, a “change in control” generally means any of the following events:

•	the acquisition by any person of beneficial ownership of more than 30% of the combined voting power of the Company’s outstanding voting securities, other than an acquisition (i) directly from the Company, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition;

•	the individuals serving on the board of directors of the Company as of October 2, 2003, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then still in office who either were directors on October 2, 2003 or whose election or nomination for election was previously so approved, cease for any reason to constitute at least two-thirds of the board of directors;

•	the approval by the stockholders of the Company of a merger or consolidation involving the Company if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 70% of the combined voting power of the then outstanding voting securities of the corporation resulting from the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before the merger of consolidation;

•	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

•	liquidation or dissolution of the Company.
      If during the period beginning six months prior to a change in control and ending twenty-four months after a change in control Dr. Lamon is terminated by the Company without cause, or terminates his employment with good reason, and he agrees not to engage in Prohibited Activities for a period of one year following termination, he will be entitled to the following additional rights: a payment equal to three times his annual base salary; a continuation of life insurance, medical, dental and hospitalization benefits for himself and his family for 24 months (or if lesser, for the number of months until Dr. Lamon’s 65th birthday), immediate vesting of all outstanding options and awards granted to Dr. Lamon by the Company, and if the Company has established a supplemental and excess retirement plan, Dr. Lamon will be entitled to the benefits he would receive if he had remained employed for 24 months, or until his 65th birthday (whichever is sooner).
      Mr. Lamon’s agreement provides for certain “gross-up” payments if he is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (or related interest and penalties) with respect to payments and benefits under his agreement or otherwise.

Pruette Employment and Severance Agreements
      The terms under which Eileen Pruette serves as Executive Vice President and General Counsel are set forth in an offer letter of the Company dated March 3, 2003 (the “Pruette Employment Agreement”).
      The Pruette Employment Agreement provides for employment on an at-will basis and an initial base salary of $300,000 per year, subject to merit review beginning January 1, 2004. Ms. Pruette also is eligible to receive a bonus of from 0% to 100% of her annual base salary, subject to future adjustment by the Board of Directors.

      Pursuant to the Pruette Employment Agreement, Ms. Pruette received options to purchase 125,000 shares of Common Stock under the Company’s 2003 Equity Incentive Plan. The options vest 25% per year over a four-year period, but will immediately become exercisable upon a change in control.
      Ms. Pruette and the Company have also entered into an Executive Severance Agreement dated as of April 22, 2005 (the “Pruette Severance Agreement”). The Pruette Severance Agreement expires on December 31, 2010 unless sooner terminated following a change in control, and shall automatically be extended for successive one-year periods unless no later than six months prior to a scheduled expiration date the Company notifies Ms. Pruette that the agreement will not be extended.
      Under the Pruette Severance Agreement, upon termination by reason of death or disability, by the Company for cause, or by Ms. Pruette without good reason, Ms. Pruette will receive all amounts earned or accrued through the termination date, as specified in the agreement. Upon termination by reason of death or disability, Ms. Pruette or her heirs will, in addition, be entitled to a prorated portion of her annual bonus. Ms. Pruette or her heirs will be entitled to other compensation or benefits in accordance with the Company’s benefit plans and other applicable programs and practices then in effect.
      If Ms. Pruette’s employment is terminated by the Company without cause, or by Ms. Pruette with good reason, and Ms. Pruette agrees to not to engage in certain activities that might compete with the Company for a period of one year after termination, she will receive a payment equal to the sum of: (a) any accrued and unpaid salary, (b) any unpaid annual bonus payable for the most recently completed year, (c) Ms. Pruette’s annual base salary then in effect and (d) the lesser of the average of annual incentive program bonuses paid to Ms. Pruette for the five prior years (or such shorter period if Ms. Pruette has not been eligible to participate in the annual incentive program) or Ms. Pruette’s target bonus at such time. If Ms. Pruette is terminated by the Company, other than for cause, disability or death, or by Ms. Pruette for good reason, the Company will also pay up to an aggregate of $20,000 for outplacement services.
      Under the Pruette Severance Agreement, a “change in control” generally means any of the following events:

•	the acquisition by any person of beneficial ownership of more than 30% of the combined voting power of the Company’s outstanding voting securities, other than an acquisition (i) directly from the Company, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition;

•	the individuals serving on the board of directors of the Company as of the date of the Pruette Severance Agreement, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then still in office who either were directors on the date of the Pruette Severance Agreement or whose election or nomination for election was previously so approved, cease for any reason to constitute at least two-thirds of the board of directors;

•	the approval by the stockholders of the Company of a merger or consolidation involving the Company if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 70% of the combined voting power of the then outstanding voting securities of the corporation resulting from the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before the merger of consolidation; or

•	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

      If during the period beginning six months prior to a change in control and ending twelve months after a change in control, Ms. Pruette is terminated by the Company without cause, or terminates her employment with good reason, and she agrees not to engage in prohibited activities for a period of one year following termination, she will be entitled to a payment equal to two times the sum of (a) her annual base salary plus (b) the higher of average of annual incentive program bonuses paid to Ms. Pruette for the five prior years (or such shorter period if Ms. Pruette has not been eligible to participate in the annual incentive program) or Ms. Pruette’s target bonus at the time of the change in control. In addition, for one year after such termination following a change in control or such longer period as may be provided by the terms of the appropriate benefit plans, the Company shall provide Ms. Pruette and her family with medical, dental and life insurance benefits at least equal to those which would have been provided had Ms. Pruette not been terminated, in accordance with the applicable benefit plans in effect on the change in control measurement date or, if more favorable, in effect generally at any time after the change in control measurement date with respect to other peer executives of the Company and its affiliated companies. All outstanding options to purchase shares of Common Stock, each outstanding restricted stock award and any other unvested equity compensation right shall be fully vested or exercisable and each such share or equity interest shall no longer be subject to a right of repurchase by the Company.
      Ms. Pruette’s agreement provides that payments and benefits under her agreement and all other related arrangements will not exceed the maximum amount that may be paid to her without triggering “golden parachute” penalties under Section 280G of the Internal Revenue Code of 1986, but only if this would increase the net amount she would realize after payment of income and excise taxes.
COMMITTEE REPORTS
COMPENSATION COMMITTEE REPORT
      The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Philosophy
      The Compensation Committee reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, considers and recommends to the Board of Directors the compensation level to be paid to the Chief Executive Officer and upon recommendation of the Chief Executive Officer, approves the compensation levels for all other executive officers. The Committee also makes recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based plans and overall compensation policies in conjunction with management. Additionally, it administers and grants options and awards under the Company’s various equity incentive plans with respect to executive officers, and performs such duties as the Board of Directors may from time to time request.
      Each of the three Directors who serve as a Committee member meets the independence requirements specified by the NYSE and the Company’s corporate governance guidelines.
      The Compensation Committee believes compensation policies and practices should be consistent with the Company’s business objectives and the creation of long-term stockholder value. Executive compensation is designed to reinforce the Company’s broader strategic goals and financial objectives. It is based on performance and factors specifically relevant to the Company, at a level competitive with the market and in a manner that will attract and retain strong talent. Compensation of executive officers and other key employees is comprised of three principal elements: (i) base salary, (ii) annual bonus and (iii) stock ownership. In the aggregate, the compensation philosophy is to be competitive in base salary and benefits and provide opportunities for above-competitive pay when specific goals are exceeded and there are incremental improvements in stockholder value. The Compensation Committee engages an independent compensation consulting advisor in connection with its regular evaluation of the Company’s executive compensation program to ensure the compensation philosophy and compensation levels support the Company’s goals and objectives.

Base Salary
      Compensation programs are linked directly with desired performance and accountability. Salary levels are aligned to be consistent with data of companies comparable in size and performance in the pharmaceutical and biotechnology industries. The companies used for comparison in the survey data include, but are not limited to some of those in the performance graph. The Company’s salary levels for executives are in the median range of compensation paid for similar positions in comparable companies. Salary grades levels are updated to reflect changes in the marketplace. The salary of an executive generally reflects individual performance, level of responsibility and position in the Company and is reviewed on an annual basis by one or more supervisory managers and the Compensation Committee. To determine the base salary level of an executive, the Board of Directors adopts an annual budget and financial plan, which incorporates the goals and objectives to be achieved by the Company and its specific operating units. The goals focus on growth in revenues and growth in EBITDA or net income. Each executive is responsible for the performance of his or her unit in relation to the plan. Specific goals and objectives for each executive are reviewed by the executive and his or her supervisor. In reviewing the annual performance, which will determine the executive’s compensation, the supervisor assesses a performance grade based on the pre-set performance objectives. This assessment is used to determine base salary for the following year.
      The initial salaries for Messrs. O’Leary, Tyson and Bailey are set forth in their respective employment agreements, each of which was approved by the Compensation Committee. Messrs. Tyson’s and Bailey’s agreements provide for base salaries to be reviewed by the Board of Directors at least annually, and increased (but not decreased) at the Board’s discretion. Mr. O’Leary’s salary was also increased in 2004 over 2003 by a factor approximating cost-of-living. Mr. Tyson’s agreement provided for his salary to be increased in connection with his appointment as Chief Executive Officer on January 1, 2005. Mr. O’Leary’s new agreement as executive Chairman of the Board provides that his fixed base salary be substantially reduced on the basis of his new role for 2005 and he will not receive a base pay increase during 2005.

Bonus Plan
      The incentive bonus plan is intended to provide a means of annually rewarding certain key employees, including executive officers, based on the performance of the Company. The plan is based on target goals of growth in revenues, EBITDA, and in the case of the top officers, earnings per share, and certain individually defined strategic initiatives, and actual individual performance is compared against the target goals established. Recommendations are made by individual supervisors and reviewed and considered for final approval by the Compensation Committee. Target goals are presented to the Committee and approved at the beginning of the year. The Compensation Committee evaluates the performance of the Chief Executive Officer and determines his award.
      The Compensation Committee sets minimum, target and maximum goals for the executive officers under the executive incentive plan. Incentive compensation payments are tied to the degree to which these goals are achieved, as determined by the Compensation Committee. Bonus opportunities are reviewed each year and are set on the basis of competitive practices. The target bonus award opportunities for the senior executives range from 60% of base salary up to 100% of base salary, depending on their position. If target goals are exceeded, an executive may earn up to 200% of his or her target bonus level. If minimum financial goals are not achieved, senior executives are not entitled to a bonus payment.
      Bonuses for Messrs. Tyson and Bailey are set forth in their respective employment agreements. Messrs. Tyson and Bailey are eligible to receive a target cash bonus of 100% and 80% of base salary, respectively, and have the opportunity to receive a maximum cash bonus of 200% and 160% of base salary, respectively, based on performance by the executive and the Company and within the discretion of the Board.

      Certain officers and employees of the Company received bonuses during 2004 and 2005 for services performed during 2003 and 2004, respectively. The Compensation Committee considered and approved these bonuses, which were all based on target goals established at the beginning of the applicable performance year.

Equity Programs
      The Compensation Committee believes that executive officers and other significant employees, who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value, should have a significant stake in the Company’s on-going success. This stake focuses attention on managing the Company as an owner with an equity position in the business and seeks to align these employees’ interests with the long-term interests of stockholders. Accordingly, the Company’s 2003 Equity Incentive Plan (“Incentive Plan”), provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, phantom stock and stock bonuses (collectively “awards”) to key employees, officers, directors, consultants and advisors of the Company. Options granted under the Incentive Plan must have an exercise price that is not less than 85% of the fair market value of the common stock on the date of grant and a term not exceeding 10 years. To date, the Compensation Committee has approved only grants having an exercise price of 100% of the fair market value of the common stock on the date of the grant. Under the Incentive Plan, 500,000 shares may be issued as phantom stock awards or restricted stock awards. The amount of options granted to any executive is generally tied to level of responsibility, position, salary, individual performance, company financial performance and competitive practices. No grant to an executive is automatic. In addition, the Compensation Committee considers the Company’s average three-year run-rate to determine the size of the option pool for grants to all employees. Management recommends to the Compensation Committee those executives to whom options should be granted and the number of options to be granted to them. The Compensation Committee determines the awards for the Chief Executive Officer. To encourage executives to remain in the employ of the Company, options generally vest and become exercisable in four annual installments of 25% on the anniversaries of the date of grant. The Compensation Committee is currently considering the use of other forms of long-term incentives for future grants. The Committee’s policy is to make grants at the same time every year.
      The Company’s 2003 Employee Stock Purchase Plan (the “Purchase Plan”) is a tax-effective means of providing the Company’s employees with an opportunity to purchase the Company’s stock at a discount. As a broad-based plan, the Purchase Plan is intended to expand the opportunity for ownership of the Company’s stock beyond the key employees who typically will receive grants under the Incentive Plan. Participation is limited to those employees who are not eligible to participate in the Incentive Plan. There are 7,000,000 shares of common stock reserved for issuance under the Purchase Plan, plus an annual increase on the first day of the Company’s fiscal year for a period of ten years, which commenced on January 1, 2005 and ends on January 1, 2015, equal to a least (i) 1.5% of the shares of common stock outstanding on each calculation date, (ii) 1,500,000 shares of common stock, or (iii) a number of shares that may be determined by the Compensation Committee. The Compensation Committee supports this plan and its objectives and feels it is important to the culture of the organization, but will continue to review it in light of new Financial Accounting Standards 123R rules.

Retirement Savings Plan
      The Company also has a Retirement Savings Plan. The Retirement Savings Plan is a 401(k) defined contribution plan. The Retirement Savings Plan provides eligible employees the opportunity to defer between one percent and fifty percent of pay subject to the IRS annual caps. The maximum contribution for 2004 was $13,000, but employees over the age of 50 can contribute an additional $3,000. The Company will match fifty percent of the first six percent of pay a participant contributes to the plan through salary deferral. Participants are always one hundred percent vested in the contributions they choose to defer. The matching contributions made by the Company vest according to a five-year graded vesting schedule. Loan and financial hardship withdrawals are available under the Retirement Savings Plan. Benefits may be paid to a participant at retirement, termination of employment, age 59 1/2 and still working, death or disability. The Company does not have a defined benefit program and does not have any supplemental retirement plans for its executive officers.

Other Plans
      The Company has an Executive Allowance program, which provides a taxable annual allowance to the executive. The amount is paid over the course of the year and is based on their job seniority. This annual allowance benefit is effective immediately upon hire and may be used by the executive for optional services such as auto lease, financial planning, supplemental life insurance and health fitness membership.
      The Company also has an Executive Health Plan, which waives the monthly payroll contribution for benefits for the executive and provides them with an annual executive medical reimbursement program of $10,000 annually of reimbursements for amounts not covered by carriers. A physical is also provided through the University of California at Irvine Corporate Health Services Center.

Chief Executive Officer Compensation
      The goal of the Compensation Committee is to grant compensation consistent with the performance of the Chief Executive Officer and consistent with compensation granted to other chief executive officers of companies in the same industry. Mr. Tyson became the Company’s Chief Executive Officer on January 1, 2005. However, this report addresses the compensation for Mr. O’Leary who served as the Company’s Chief Executive Officer through December 31, 2004. Mr. O’Leary’s compensation is set forth in his employment agreement, which was negotiated by the Compensation Committee and approved by the Board of Directors. The Compensation Committee consulted with various independent advisors and reviewed studies provided by an outside compensation consultant.
      The Compensation Committee has determined that in 2004 Mr. O’Leary’s leadership performance delivered strong Company results that exceeded the financial targets established for him in the beginning of the year. The Committee also took into consideration: the highly successful Chief Executive Officer transition led by Mr. O’Leary to separate the roles of Chairman and Chief Executive Officer; Mr. O’Leary’s leadership in driving continued progress on improving revenue growth; the successful acquisition and integration of synergy-related growth opportunity transactions; and the timely attainment of his previously established strategic goals in a challenging and dynamic environment.
      In 2005, Mr. O’Leary received a cash bonus in the amount of $1,108,899 to recognize his performance for 2004. The amount was approved by this Committee and the Board of Directors.
      The Compensation Committee recommended and, on November 26, 2004, Mr. O’Leary was granted, options to purchase 250,000 shares of Common Stock with a per share exercise price of $23.92, which represents the fair market value of the Common Stock on the date of grant. These grants were determined by the Compensation Committee based on the Company’s overall performance, Mr. O’Leary’s individual performance and the compensation of similarly situated executives at comparable corporations.

Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code (the “Code”), generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1,000,000 in any taxable year to the Chief Executive Officer and any of the four other most highly compensated executive officers who are employed on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified “performance-based compensation,” the material terms of which are disclosed to and approved by the stockholders. The application of Section 162(m) is not expected to have a material impact on the Company. The Compensation Committee believes it is in the Company’s best interest to try to satisfy the requirements of Section 162(m) and has designed the executive compensation programs to comply with the statute’s requirements. However, the Compensation Committee also recognizes the need to remain flexible when evaluating the compensation programs to ensure they meet the Company’s strategic and financial objectives and goals. Therefore, the Compensation Committee retains the right to regularly assess the viability of awarding non-deductible compensation when appropriate under the executive compensation program.

Compensation Committee
Lawrence N. Kugelman, Chairman
Edward A. Burkhardt
Robert A. Ingram
EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance under
	to Be Issued Upon	Weighted-Average	Equity Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
Plan Category	Outstanding Options	Outstanding Options	Reflected in Column (a))

	(a)	(b)	(c)
Equity Compensation Plans Approved By Stockholders	13,336,000	$17.93	9,016,000	(1)
Equity Compensation Plans Not Approved By Stockholders	—	—	—
Total	13,336,000	$17.93	9,016,000

(1)	Includes 6,805,000 shares of Common Stock from the Company’s 2003 Employee Stock Purchase Plan.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The Compensation Committee is composed of Messrs. Kugelman, Burkhardt and Ingram, each of whom is a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. None of these members is a current or former officer of the Company. There were no compensation committee interlocks with other companies in 2004 within the meaning of the SEC’s proxy rules.
FINANCE AND AUDIT COMMITTEE
      The Report of the Finance and Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
      All the members of the Finance and Audit Committee are independent Directors as required by the listing standards of the New York Stock Exchange. The Board has also determined that Mr. Theo Melas-Kyriazi meets the requirements for being the “audit committee financial expert,” as defined by regulations of the SEC.

Report of the Finance and Audit Committee
      The Board of Directors has revised the Finance and Audit Committee’s charter, a copy of which is attached as Annex C to this Proxy Statement. This charter will be reviewed annually in order to ensure compliance with new regulatory mandates. The Committee is composed entirely of non-management directors who meet both the independence and experience requirements of the NYSE listing standards as well as the additional SEC audit committee requirements.
      During the year 2004, at each of its regularly scheduled meetings, the Committee met with the senior members of the Company’s financial management team, the Company’s general counsel, the Company’s independent accounting firm and the Company’s Vice President of Audit and Corporate Compliance. Meeting agendas are established by the Committee’s chairman and senior financial executives. Executive sessions with the Company’s independent accounting firm and internal auditors without management present were held at least once quarterly during the Committee’s meetings, which included open and frank discussions regarding financial management and reporting, and internal accounting controls.
      The Committee engaged PricewaterhouseCoopers LLP as the Company’s independent accounting firm for the year ended December 31, 2004. The Committee, in conjunction with the Company’s financial executives and independent accounting firm, oversaw the scope of audit plans as well as internal and external audit examinations, internal accounting controls and financial reporting standards.
      Management has reviewed and discussed the quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q and the audited financial statements presented in the Annual Report on Form 10-K with the Committee, including a discussion of the quality of the Company’s accounting principles, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Committee asked for management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer, that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company.
      The Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Codification of Statements on Auditing Standards (SAS 61 and 90), received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed PricewaterhouseCoopers LLP’s independence with representatives of PricewaterhouseCoopers LLP.
      The Finance and Audit Committee pre-approves the audit and non-audit services performed by the independent accounting firm in order to assure that the provision of such services does not impair the accounting firm’s independence. These services include audit services, audit-related services, tax services and all other services. The Finance and Audit Committee has adopted a policy for the pre-approval of services provided by the independent accounting firm. Unless a type of service to be provided by the independent accounting firm has received general pre-approval pursuant to this policy, the service must be specifically pre-approved by the Finance and Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Finance and Audit Committee.
      The Finance and Audit Committee annually reviews services that may be provided by the independent accounting firm without obtaining specific approval in advance from the Committee and ensures continued compliance with the Sarbanes-Oxley Act of 2002 and other regulatory requirements. The Finance and Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Committee does not delegate its responsibilities under the Securities Exchange Act of 1934 to pre-approve services performed by the independent accounting firm to management.
      Under the policy, pre-approval is generally provided for work associated with statutory audits or financial audits of the Company and for subsidiaries or affiliates of the Company (with internal controls attestation and review of quarterly financial statements); services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offers (for example, comfort letters or consents) and assistance in responding to SEC comment letters; consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting bodies; due diligence services pertaining to potential business acquisitions or dispositions; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; monitoring of preparation activities with respect to the Company’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002; U.S. federal, state, local and international tax planning, advice and compliance such as assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans, requests for ruling on technical advice from tax authorities and general tax planning; professional services or products not prohibited under SEC rules.

      Pre-approved fee levels for all services to be provided by the independent accounting firm are established annually by the Committee. Any proposed services exceeding these levels require specific pre-approval by the Committee.
      Requests or applications to provide services that require specific approval by the Committee are submitted to the Committee by both the independent accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on accounting firm independence before the Committee will consider approval of the requested services.
      In performing all of these functions, the Finance and Audit Committee acts only in an oversight capacity. The Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. The Committee also reviews quarterly earnings announcements in advance of their issuance with management and representatives of the independent accounting firm. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles and an opinion on whether management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.
      In reliance on these reviews and discussions, and the report of the independent accounting firm, the Finance and Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

Finance and Audit Committee
Edward A. Burkhardt, Chairman
Richard H. Koppes
Theo Melas-Kyriazi

PERFORMANCE GRAPH
       The following graph compares Valeant’s cumulative total return on the Common Stock with the cumulative return on the Standard & Poor’s Mid Cap 400 Index (“S&P Mid Cap 400 Index”), and a 10-Stock Custom Composite Index (the “Composite Index”) for the five years ended December 31, 2004. The Composite Index consists of aaiPharma Inc., Allergan, Inc., Biovail Corporation, Forest Laboratories, Inc. — Class A, Gilead Sciences, King Pharmaceuticals, Inc., Medicis Pharmaceutical Corporation, Mylan Laboratories Inc., Shire Pharmaceuticals Group plc and Watson Pharmaceuticals, Inc. The graph assumes an initial investment of $100 on December 31, 1999 and that all dividends were reinvested.
Based on reinvestment of $100 beginning December 31, 1999

	Dec 99	Dec 00	Dec 01	Dec 02	Dec 03	Dec 04

Valeant Pharmaceuticals International	$100	$123	$136	$45	$106	$113
S&P Mid Cap 400 Index	100	116	114	97	130	149
Composite Index (10 Stocks)	100	152	184	142	218	168
CERTAIN TRANSACTIONS
       On October 1, 2002, several former and current directors of the Company, as individuals, as well as the Company, as a nominal defendant, were named as defendants in a stockholders’ derivative complaint filed in Delaware Chancery Court. The complaint sought, among other things, recovery of the bonuses paid to directors and officers in connection with the initial public offering of Ribapharm (the “Ribapharm Bonuses”). The Special Litigation Committee of the Board of Directors determined to proceed with the claims against the named director defendants related to the Ribapharm Bonuses. For further information regarding this legal proceeding, see the most recent Form 10-K filed with the SEC.
      Director Edward A. Burkhardt has entered into a settlement agreement, as amended, whereby he forfeited his 2003 annual stipend and his restricted stock units in exchange for a release from further liability in the lawsuit. The settlement will not be effective unless approved by the Delaware Chancery Court.
      The Director of Consumer Markets for the Company, Richard Cunningham, is Mr. O’Leary’s son-in-law. As Director of Consumer Markets, Mr. Cunningham earned approximately $150,759 in salary and bonus. In addition, Mr. Cunningham received relocation expenses in the amount of $12,364. He also received 10,000 stock options granted at the fair market value at date of grant price of $23.92.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
       The Finance and Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005. Although the Company is not required to seek stockholder ratification of this appointment, the Board believes it is sound corporate governance to do so. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Finance and Audit Committee will consider the stockholders’ action in determining whether to appoint PricewaterhouseCoopers LLP as the Company’s independent accounting firm for 2006. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if desired. Further, the representative will be available to respond to appropriate Stockholder questions directed to him or her.
      The Board of Directors of the Company recommends that the Stockholders vote FOR Proposal No. 2.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Fees
      The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2004 and December 31, 2003 for the audit of the Company’s consolidated annual financial statements and the reviews of the financial statements included in the Company’s Forms 10-Q, or services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, including the Company’s debt offerings, review of registration statements and comfort letters for those fiscal years, were approximately $4,522,000 and $2,738,000, respectively. In 2004, the amount billed also included fees for the audit of our internal controls in compliance with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees
      The aggregate fees billed for assurance and related services rendered by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2004 and December 31, 2003 that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in “Audit Fees” above were $50,000 and $329,000, respectively.
      Audit-related fees related to fees for assistance with the following: disposition of certain assets, various mergers and acquisition activities and other accounting research.

Tax Fees
      The aggregate fees billed for tax compliance, tax advice and tax planning services rendered by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2004 and December 31, 2003 were $606,000 and $811,010, respectively.

All Other Fees
      In addition to the fees described above, aggregate fees of $1,000 and $15,000 respectively, were billed by PricewaterhouseCoopers LLP during the years ended December 31, 2004, and December 31, 2003 for other services performed.
      The Finance and Audit Committee has not approved any services under the procedures provided in Item 2-01(c)(7)(i)(C) of Regulation S-X.

OTHER
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2006 ANNUAL MEETING
      The Company’s Certificate of Incorporation provides that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice generally must be delivered to, or mailed and received at, our principal executive offices not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting. However, if less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, then to be timely, notice by the stockholder must be given not later than the close of business on the 10th day following the earlier of (i) the day on which the notice of the date of the meeting was mailed, or (ii) the day on which such public disclosure was made.
      In addition, SEC rules provide that a stockholder wishing to include a proposal in the proxy statement for the Company’s 2006 annual meeting must submit the proposal so that it is received by the Company at its principal executive offices (3300 Hyland Avenue, Costa Mesa, California 92626, Attention: Secretary) no later than December 22, 2005 in a form that complies with applicable regulations. If the date of the 2006 annual meeting is advanced or delayed more than 30 days from the date of the 2005 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2006 annual meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2006 annual meeting. Upon any determination that the date of the 2006 annual meeting will be advanced or delayed by more than 30 days from the date of the 2005 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.
      SEC rules also govern a company’s ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted by the stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to the Company prior to March 7, 2006, the proxies solicited by the Board of Directors for the 2006 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2006 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.
      Stockholder proposals and nominations must be submitted in conformance with the Company’s Certificate of Incorporation and the rules of the Securities and Exchange Commission. The following is a summary of the requirements for submitting a nomination or a proposal in accordance with our Certificate of Incorporation.
      Our Certificate of Incorporation requires a stockholder’s notice of a proposed nomination for director to include the following:

•	the name, age, business address or residence address of each proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number (and class) of shares of Company stock owned by the proposed nominee;

•	any other information concerning the proposed nominee that the Company would be required to include in the proxy statement, including the proposed nominees written consent to being named in the proxy statement and to serving as director if elected;

•	the name and address of the stockholder making the nomination, and any other stockholders known to be supporting the nomination, as they appear on the Company’s books;

•	the number (and class) of shares of Company stock owned by the stockholder and any other stockholders known to be supporting the nomination, on the day of the notice;

•	a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person nominated in the notice; and

•	a description of all arrangements or understandings between the stockholder(s) supporting the nomination and each nominee.
      Our Certificate of Incorporation requires a stockholder’s notice of a proposal to be submitted to the stockholders at an annual meeting to include the following:

•	a summary, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address of the stockholder submitting the proposal, and any other stockholders known to be supporting the proposal, as they appear on the Company’s books;

•	the number (and class) of shares of Company stock owned by the stockholder and any other stockholders known to be supporting the proposal, on the date of the notice;

•	a description, in 500 words or less, of any interest of the stockholder in such proposal; and

•	a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy at the meeting to present the proposal.
ANNUAL REPORT
      The Annual Report to Stockholders for the year ended December 31, 2004 (including Form 10-K) is being mailed to stockholders with this Proxy Statement. The Annual Report does not form part of the material for the solicitation of proxies.
PROXY SOLICITATION
      The costs of preparing and mailing this Proxy Statement and related Notice and the enclosed form of Proxy will be paid by the Company. In addition to soliciting proxies by mail, employees of the Company may, at the Company’s expense, solicit proxies in person, by telephone, telegraph, courier service, advertisement, telecopier or other electronic means. The Company has retained Georgeson Shareholder Communications Inc. (“GSC”) to assist in the solicitation of proxies. The Company will pay fees to GSC not to exceed $9,000, plus reasonable out-of-pocket expenses incurred by them. The Company will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining their instructions.
MISCELLANEOUS
      If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the Board of Directors, the persons named as Proxyholders and acting thereunder intend to vote the share represented by the Proxies on such matters in accordance with the recommendation of the Board and the authority to do so is included in the Proxy.

      As of the date this Proxy Statement goes to press, the Board of Directors knows of no other matters which are likely to come before the Annual Meeting.

By Order of the Board of Directors,

Robert W. O’Leary
Chairman of the Board
Costa Mesa, California
April 22, 2005
      THE COMPANY WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF ITS MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, VALEANT PHARMACEUTICALS INTERNATIONAL, 3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA 92626. THE ANNUAL REPORT IS ALSO AVAILABLE FREE OF CHARGE ON THE COMPANY WEBSITE: WWW.VALEANT.COM

ANNEX A
CORPORATE GOVERNANCE GUIDELINES
PURPOSE
      The primary objective of Valeant Pharmaceuticals International (“Company”) is to maximize stockholder value over the long term while adhering to the laws of the jurisdictions within which it operates and observing the highest ethical standards.
SELECTION AND COMPOSITION OF THE BOARD

I.	Corporate Governance/ Nominating Committee

As a permanent part of the structure of the Board of Directors (“Board”) there will be a standing Corporate Governance/ Nominating Committee responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and selecting or recommending that the Board select, the director nominees for the next annual meeting of stockholders, as well as developing and recommending to the Board a set of corporate governance guidelines applicable to the corporation and overseeing the evaluation of the Board and management. The Committee shall review the composition of the Board for the appropriate skills and characteristics required of members of the Board in the context of the then current make-up of the Board. This assessment should include consideration of issues of judgment, integrity, diversity and skills, including, but not limited to, understanding the business of the Company and possessing a relevant international background — all in the context of an assessment of the perceived needs of the Board at that point in time. The Committee is open to consider recommendations from all interested parties.

II.	Compensation Committee

As a permanent part of the structure of the Board of Directors (“Board”) there will be a standing Compensation Committee responsible for reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the CEO’s compensation level based on this evaluation. The Committee shall also make recommendations to the Board with respect to non-CEO executive officer compensation, and incentive compensation and equity-based plans that are subject to board approval. Additionally, the Committee is responsible for producing a Compensation Committee report on executive officer compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

III.	Finance & Audit Committee

As a permanent part of the structure of the Board of Directors (“Board”) there will be a standing Finance & Audit Committee responsible for, at least annually, obtaining and reviewing a report by the independent registered public accounting firm describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the registered public accounting firm’s independence) all relationships between the independent registered public accounting firm and the Company. In addition, the Committee must meet the requirements set out in Rule 10-A-3(b)(2), (3), (4) and (5) of the Exchange Act.

IV.	Selection and Orientation of New Directors

The Board shall be responsible for selecting its own members and in recommending them for presentation to the stockholders for election. The Board delegates the screening process involved to the Corporate Governance/ Nominating Committee. The Corporate Governance/ Nominating Committee will recommend to the Board the names of prospective Board members. The Board will review and act on these recommendations, forwarding them to the stockholders where appropriate. The Board and the Company have a complete orientation process for new Directors that includes background material, meetings with senior management, and visits to Company facilities.

V.	Director Education

To encourage Board member participation in continuing Director education, the Company will pay reasonable education expenses.

VI.	Corporate Governance/ Nominating Committee Review of Board

The Corporate Governance/Nominating Committee, after consultation with the Chairman of the Board and the Chief Executive Officer, will formally review each Director’s continuation on the Board every three years, preceding renomination.
BOARD LEADERSHIP

VII.	Chairman, Chief Executive Officer and Lead Director

The Board believes it is desirable that the role of Chairman and Chief Executive Officer should not be combined in one individual. However, from time to time it may be desirable, in certain circumstances, to combine these roles in one individual. Whenever the Chairman and Chief Executive Officer roles are combined, or whenever circumstances cause the Chairman to be adjudged non-independent by the Board, then the Board shall appoint a Lead Director to preside over the non-management sessions of the Board of Directors.

VIII.	Executive Sessions of Non-Management Directors

The Board at its own discretion will conduct executive sessions of the non-management Directors at each regularly scheduled Board meeting. The Lead Director will preside over the scheduled executive sessions without the attendance of management.

IX.	Mix of Management and Independent Directors

The Board believes that, as a matter of policy, there should be a substantial majority of Independent Directors on the Board.
BOARD COMPOSITION AND PERFORMANCE

X.	Board Definition of What Constitutes Independence for Directors

The definition of “independent director” will be in accordance with the guidelines of the New York Stock Exchange (“Independent Director”). No director will be deemed independent unless the Board affirmatively determines that the director has no material relationship with the Company. To assist in meeting this objective, the Board has adopted certain specific categorical standards to ascertain whether a director has a material relationship with the Company, either directly or as a partner, stockholder or officer of an organization, its parent or a consolidated subsidiary that has a relationship with the Company.

The following will be cause for disqualifications of independence:

(a)	a director who is an employee, or whose immediate family member is an executive officer, of the Company, its parent or a consolidated subsidiary (other than employment as interim Chairman or CEO), until three years after the end of such employment relationship;

(b)	a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, its parent or a consolidated subsidiary, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service) (and other than compensation for service as interim Chairman or CEO or received by an immediate family member for service as a non-executive employee), until three years after he or she ceases to receive more than $100,000 per year in such compensation;

(c)	a director who is affiliated with or employed, or whose immediate family member is affiliated with or employed in a professional capacity, by a present or former internal auditor or external accounting firm of the Company, its parent or a consolidated subsidiary, until three years after the end of the affiliation or the employment or auditing relationship;

(d)	a director who is an executive officer, or whose immediate family member is an executive officer, of another company whose compensation committee’s membership includes an executive officer of the Company, its parent or a consolidated subsidiary is not independent until three years after the end of such service or the employment relationship;

(e)	a director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

The following will not be considered a material relationship:

(f)	if a director, within the preceding three years, serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization have not exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

For relationships not covered by the aforementioned categorical standards, the determination of the existence of a material relationship shall be made by those Board members who satisfy the independence guidelines as defined above.

XI.	Director Responsibilities

The Board represents and oversees the interests of stockholders of the Company. Director responsibilities include:

•	review, approval and monitoring of critical business, financial strategies and corporate objectives;

•	assessing major risks facing the Company and providing strategies to ameliorate those risks;

•	overseeing processes designed to ensure Company compliance with applicable laws, regulations and corporate policies;

•	adopt policies of ethical conduct and monitor compliance with those policies;

•	monitoring the effectiveness of the Company’s internal controls;

•	review, approval and monitoring of major corporate actions;

•	overseeing processes designed to ensure the accuracy and completeness of the company’s financial reporting;

•	overseeing succession planning for the chief executive officer;

•	overseeing the compensation of the Company’s principal officers elected by the Board;

•	providing counsel and assistance to the Company’s leadership.

XII.	Stock Ownership Requirement for Directors

Effective January 1, 2004, each Director must own at least three times their annual retainer within four years. This amount is exclusive of any value attributable to options. New Board members must meet this requirement within four years of their initial service date.

XIII.	Former Chairman/ Chief Executive Officer’s Board Membership

The Board believes this arrangement is a matter to be decided in each individual instance. When the Chairman of the Board or Chief Executive Officer resigns from that position, he/she should submit his/her resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter for discussion at that time with the new Chairman of the Board or Chief Executive Officer and the Board.

XIV.	Chief Executive Officer Outside Board Membership

The Chief Executive Officer is required to obtain Board approval prior to accepting a nomination to the Board of Directors of any publicly-traded company.

XV.	Retirement Age

Retirement age is 72 for Directors.

XVI.	Board Compensation

It is appropriate for the staff of the Company to report periodically to the Compensation Committee on the status of Board compensation in relation to other companies. As part of a Director’s total compensation and to create a direct linkage with corporate performance, the Board believes that a meaningful portion of a Director’s compensation should be held in restricted stock units (RSUs) or shares of the Company. Changes in Board compensation, if any, should come at the suggestion of the Compensation Committee, but with concurrence by the Board.

XVII.	Board’s Interaction with Investors, Media and the Public

The Chief Executive Officer and/or his/her designees are authorized to speak on behalf of the Company. The Chairman of the Board or individual Board members may, from time to time, be asked by the Chief Executive Officer to speak on behalf of the Company with various constituencies.

XVIII.	Annual Meeting Participation

The Board considers it important for Board members to be present and available to stockholders at the Company’s Annual Meeting. Directors are expected to attend the Company’s Annual Meeting.

BOARD RELATIONSHIP TO SENIOR MANAGEMENT

XIX.	Regular Attendance of Non-Directors at Board Meetings

The Board welcomes the regular attendance at each Board meeting of non-Board members who are in the most senior management positions of the Company.

XX.	Board Access to Senior Management

Board members will have complete access to the Company’s management. It is assumed that Board members will use proper judgment to be sure that this contact is not distracting to the business operation of the Company. Accordingly, the Board is encouraged to coordinate these communications with the Chief Executive Officer. The attendance at Board meetings of non-members of the Board will be at the discretion of the Board. In the normal course of business, the Chairman of the Board, in consultation with the Chief Executive Officer, will invite appropriate management and non-directors to the meetings.

XXI.	Selection of Agenda Items for Board Meetings

The Chairman, in consultation with the Chief Executive Officer will establish the agenda for each Board meeting and will review the agenda with the Lead Director. Each Board member is free to suggest the inclusion of items on the agenda.

XXII.	Board Materials Distributed in Advance

Information and data that is important to the Board’s understanding of the business to be addressed at the meeting will be distributed in writing to the Board before the Board meets. Management will make every attempt to see that this material is as complete and brief as possible while still providing the desired information. The material should be available 5 days in advance of the proposed or scheduled date of the meeting.
COMMITTEE MATTERS

XXIII.	Number, Structure and Independence of Committees

From time to time, the Board may want to form a new committee or disband a current committee depending upon the circumstances. Each committee will have a charter approved by the Board of Directors. The current committees are Corporate Governance/ Nominating, Executive, Compensation, Finance and Audit and Succession Planning. Membership in the Corporate Governance/ Nominating, Compensation and Finance and Audit Committees will consist only of Independent Directors. The Chairman of the Board will be the Chairman of the Executive Committee.

XXIV.	Assignment and Rotation of Committee Members

The Board believes that the corporate governance process is facilitated by an active and involved committee structure. The Board believes that the periodic rotation of committee chairmanship and membership is in the best interests of the Company and its stockholders. The Chairman of the Board, after consultation with other members of the Board, the Chief Executive Officer and the Lead Director, will consider the assignment of committee memberships and submit his/her nominees to the full Board for approval. All Board members will participate in the Committee structure of the Board.

XXV.	Committee Agendas

The chairman of a committee, in consultation with the appropriate members of the committee and management, will develop the committee agendas.
LEADERSHIP DEVELOPMENT

XXVI.	Formal Evaluation of the Chairman and Chief Executive Officer

The Chairman of the Board, with input from the Lead Director and all Board members will manage the performance evaluation of the Chief Executive Officer at least annually and communicate his/her recommendations in writing to the Compensation Committee. The Compensation Committee will prepare a written recommendation for action by the full Board.

Similarly, the Lead Director, with input from all Directors, will manage the performance evaluation of the Chairman of the Board at least annually

XXVII.	Board Evaluation

The Corporate Governance/ Nominating Committee will be responsible for the coordination of an annual self-evaluation of the Board’s performance and procedures to determine whether it and its committees are functioning effectively, and will report the results of the evaluation to the Board. The Board approved the Board Assessment Workplan attached hereto as Annex B.

XXVIII.	Succession Planning

Succession planning will include policies and principles for CEO selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the chief executive officer. Succession planning should also be considered on a continuing basis for all senior managers in the event he/she may be unexpectedly unable to serve or found unqualified for promotion. The Board, through the Corporate Governance/ Nominating Committee, will review the succession plans on an annual basis.

XXIX.	Independent Advice

The Board or, a committee may seek legal or other expert advice from a source independent of management. Generally, this engagement would be with the knowledge of both the Chief Executive Officer and the Chairman of the Board.
XXX.     Corporate Reporting and Communications Helpline

Any stockholder wishing to communicate with the Board of Directors or with a specific director, may do so by accessing the Company’s helpline in the United States and Canada by calling (800) 461-9330, or internationally by dialing collect to (720) 514-4400. The information will be relayed to the Company’s Chief Governance Officer & Corporate Secretary for coordination of delivery to the Board or specific director.

The Company has established an anonymous reporting process via the corporate helpline at (800) 461-9330 in the United States and Canada, or a collect call can be placed internationally at (720) 514-4400 for reporting by any employee or stockholder of concerns relative to unethical or inappropriate behavior on the part of a Company employee or matters regarding suspected unethical financial practices.
REVISION OF GUIDELINES
      These guidelines may be altered from time to time by recommendation of the Corporate Governance/ Nominating Committee and the approval of the full Board.

ANNEX B
BOARD AND COMMITTEE ASSESSMENT PROCESS AND WORKPLAN
      This Workplan has been approved by the Board of Directors to guide the Board assessment process through various stages. The plan includes several phases through 2006, which incorporate enhancements and evolve to expand the scope of the yearly assessment process. It is anticipated that this Plan will be reviewed on an on-going basis to ensure that the Plan encompasses opportunities for improvement as appropriate.

		Focus Group(s)	Individual Evaluator(s)	Feedback

I	2003	Board Chairman and Lead Director	Board Members Board Members	Full Board Chairman and Lead Director

II	2004	Board Board Committees Chairman and Lead Director	Board Members Members of Respective Committees Board Members	Full Board Individual Committees Chairman and Lead Director

III	2005	Board Board Committees Chairman and Lead Director	Board Members Board Members and Members of Respective Committees Board Members	Full Board Full Board and Individual Committees Chairman and Lead Director

IV	2006	Board Board Committees Chairman and Lead Director Individual Board Members	Board Members Board Members and Members of Respective Committees Board Members All Board Members (Peer Review)	Full Board Full Board and Individual Committees Full Board, Chairman and Lead Director Individual Board Members

B-1

ANNEX C
CHARTER OF THE FINANCE AND AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
VALEANT PHARMACEUTICALS INTERNATIONAL
(a Delaware corporation)
Function
      The primary function of the Finance and Audit Committee (the “Committee”) is to assist the Board of Directors in monitoring (1) the integrity of the Company’s financial statements, (2) the independent registered public accounting firms’ (the “accounting firm”) qualifications and independence, (3) the performance of the Company’s internal audit function and independent accounting firm, and (4) the Company’s compliance with legal and regulatory requirements.
      The Committee’s mandate includes free and open communication between it and the Company’s independent accounting firm, internal auditors and financial management. The Company’s independent accounting firm is ultimately accountable to the Board of Directors and the Committee, and the Committee shall have the authority to approve, change, retain and otherwise control the relationship between the Company and the independent accounting firm.
Composition
      The Board of Directors shall designate three or more directors to serve on the Committee, with one member appointed as Chair of the Committee. Members of the Committee shall meet the independence requirements and other qualifications prescribed by the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”). Members of the Committee shall not serve on the audit committee of more than a total of three public companies.
Authority
      In carrying out its responsibilities, the Committee may conduct investigations relating to the Company’s financial affairs, records, accounts, reports, controls or activities as the Committee, in its discretion, deems desirable or as the Board of Directors may, from time to time, request.
      The Committee will have free (and, if requested by the Committee, private) access to the Company’s independent accounting firm and its internal auditing, financial management and legal counsel staffs, and any other personnel requested by the Committee, in order for the Committee to perform its duties and satisfy its responsibilities. The Committee may also employ any outside experts, legal counsel or other personnel deemed by the Committee in its collective judgment to be reasonably necessary, and in the best interest of the Company, to enable the Committee to ably perform its duties and satisfy its responsibilities. Fees and expenses of any such personnel shall be paid by the Company in accordance with such arrangements as the Committee may make.
Responsibilities
      The Committee has the following responsibilities:
       1. Independent Accounting Firm

(A)	Appoint and replace the Company’s independent accounting firm who shall report directly to the Committee. Review and evaluate the lead partner, and ensure rotation of the lead and concurring audit partners every five years.

(B)	Review and discuss with the independent accounting firm the scope and timing of their audit, including the coordination of procedures and locations to be visited by the independent accounting firm and internal auditors. In conducting this review, the Committee will review with the independent accounting firm, internal auditors and Company financial management the risk assessments used in determining the audit scope.

(C)	Except as otherwise permitted by applicable regulations, pre-approve all audit and permitted non-audit services (including the fees and terms thereof) by the independent accounting firm. Establish policies and procedures to govern management’s engagement of the independent accounting firm for any permitted non-audit services.

(D)	Review with management and the independent accounting firm the actual annual fees and expenses for the audit and for any other permitted services performed by the independent accounting firm. The Committee shall be directly responsible for approving the fees and expenses to be paid to the independent accountants.

(E)	Discuss with the independent accounting firm the matters included in the annual written communication that the independent accounting firm is required to submit to the Company by the Independence Standards Board. Such discussions should include any relationships between the independent accounting firm and the Company that may impact the objectivity and independence of the independent accounting firm. Recommend that the Board of Directors take action, if appropriate, in response to the independent accounting firms’ communication.

(F)	At least annually, obtain and review a report by the independent accounting firm and consider, among other matters, the following:

•	the competency and qualifications of the individuals involved in the audit,

•	the quality of the audit process,

•	responsiveness and service levels,

•	appropriate audit firm executive involvement in the audit,

•	the firm’s and the engagement team’s independence with respect to all relationships between the independent accounting firm and the Company and its management,

•	the independent accounting firms’ quality control procedures, and

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent accounting firm, and any steps taken to address any such issues.
       2. Annual Financial Statements and Audit Results
          After the completion of each annual audit:

(A)	Review the Company’s accounting policies and practices and the annual financial statements to be included in the Company’s Annual Report on Form 10-K and the related Management’s Discussion and Analysis of Results of Operations and Financial Condition with the Company’s financial management and the independent accounting firm. Recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Form 10-K.

(B)	Meet with the independent accounting firm to review the results of their examination, including their opinion and any related comments. Discuss with the independent accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 and 90 relating to the conduct of the audit.

(C)	Secure the independent accounting firms’ views about the appropriateness, not just the acceptability, of the Company’s accounting policies and practices and the clarity of the financial disclosures used by management.

(D)	Secure the independent accounting firms’ views about whether management’s choices of accounting policies are conservative, moderate or aggressive and as to whether alternative choices of policies would present a materially different financial position and results of operations. Resolve any disagreements between the independent accountants and management.

(E)	Review with the independent accounting firm any audit problems or difficulties and management’s response. Determine that no restrictions were placed by management on the scope of their examination or its implementation and that there was a free exchange of information.
       3. Quarterly Financial Statements and Press Releases

Review with the Company’s financial management and independent accounting firm the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q and the related Management’s Discussion and Analysis of Results of Operations and Financial Condition. Review and discuss with management the earnings press releases, and financial information and earnings guidance provided to securities analysts and ratings agencies. Review quarterly reports from the independent accounting firm required by applicable laws, regulations, or accounting standards.

4.	Internal Controls

(A)	Review with the independent accounting firm, the internal auditors and the Company’s financial management the adequacy and effectiveness of the Company’s internal controls and elicit any recommendations they may have for improvement.

(B)	Review the adequacy of the internal audit function, including a review of the scope and results of its program, and the organizational structure, budget, staffing and qualifications of the internal audit department.

(C)	Review any internal control deficiencies, disclosure policy deficiencies and management or employee fraud identified in connection with the Chief Executive Officer and Chief Financial Officer certifications provided to the SEC and with respect to Management’s Report on Internal Control over Financial Reporting, which is included in the Annual Report on Form 10-K.

(D)	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

5.	Compliance Matters. Review the processes and procedures established by the Company periodically to ensure that the Company complies with applicable legal and regulatory requirements, and monitor, as the Committee determines to be appropriate under the circumstances, the Company’s adherence to such requirements. Discuss with management the status and performance of the Company’s compliance programs.

6.	External Communications. Oversee the Company’s external communications policy.

7.	Conflicts of Interest. Conduct a review of transactions or proposed transactions in which a member of the Board of Directors, an executive officer of the Company or a senior financial officer of the Company has an interest that conflicts with the Company’s interests and make recommendations to the Board of Directors regarding any such transaction.

8.	Risk Management. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.	Hiring Policies. Set clear hiring policies for employees or former employees of the independent accounting firm.

10.	Separate Meeting Sessions. Periodically, meet separately with management, with the internal auditors and with the independent accounting firm privately.

11.	Reporting. Report regularly to the Board of Directors with respect to the Committee’s activities. Prepare the Committee report that is required by the SEC to be included in the Company’s proxy statement.

12.	Charter. Annually review the adequacy of the Committee charter, and request and obtain the approval of the Board of Directors for any proposed changes.

13.	Annual Evaluation. Annually review the performance of the Committee.

ANNEX D
CHARTER OF THE COMPENSATION COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
VALEANT PHARMACEUTICALS INTERNATIONAL
(a Delaware corporation)
Purpose and Duties
      The Compensation Committee, as delegated by the Board of Directors (the “Board”), develops and administers a system of employee long-term and short-term compensation and performance-oriented incentives that are appropriate, competitive and properly reflect the objectives of the Company.
      The duties of the Committee include:

•	Administration of the Company’s annual incentives, equity and long-term incentive plans.

•	Adoption and review of major compensation plans including Board compensation.

•	Approval of compensation for the chief executive officer, corporate officers and certain senior management.
Composition and Qualifications
      The Committee will report to the Board of Directors and will consist of at least three members who will be appointed or removed as appropriate by the Board. Each member of the Committee must meet the requirements to qualify as an outside director under section 162(m) of the Internal Revenue Code and a non-employee director under Section 16 of the Securities Exchange Act of 1934 as well as the independence rules as defined in the New York Stock Exchange Listing Standards. No person may be a member of the Committee if the director’s service on the Committee would violate any restriction the Internal Revenue Code, or any rule imposed by the Securities and Exchange Commission or any exchange on which shares of the common stock of the Company are traded. Desirable qualifications for Committee members include experience in executive management and or human resource management.
Meetings and Operations
      The Committee will meet at least four times each year and more frequently if circumstances warrant. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request. The Committee will keep written minutes of its meetings, which minutes will be recorded or filed with the books and records of the Company.
      In its sole discretion, the Committee will have the authority to delegate any of its responsibilities to subcommittees as appropriate.
      The Committee will have sole authority to retain and/or terminate such compensation consultants or compensation consulting firms as the Committee may deem appropriate. The Committee will have sole authority to approve related fees and retention terms.
Committee Responsibilities and Authority
      The Committee will have the following responsibilities and authority:

1.	To review and approve (consistent with authority delegated by the Board) policies, practices and procedures of the Company relating to the compensation of officers and other managerial employees and the establishment and administration of the Company’s employee benefit plans.

D-1

2.	To annually report to the board on the Company’s compensation policies, practices and procedures and to gain Board approval on any compensation matter that exceeds the Committee’s authority as delegated by the Board.

3.	To review and approve corporate goals and objectives relevant to CEO compensation.

4.	To evaluate the CEO’s performance consistent with the approved goals and objectives; and either as committee or together with other independent directors (as directed by the Board) determine and approve the CEO’s compensation level based on this evaluation.

5.	To review, at least annually, the performance of the senior executive officers of the Company.

6.	To advise and consult with the Company’s senior executive officers regarding managerial personnel and development matters.

7.	To review and to make recommendations to the Board at least annually with respect to the compensation (including compensation under the incentive-compensation plans and equity-based plans that are subject to Board approval) of the senior executive officers of the Company and its subsidiaries.

8.	To interpret, administer and make awards to employees under the Company’s stock incentive plans and any other employee benefit plans and to exercise other authority granted to the Committee by such plans, and to review and approve management’s recommendations as to stock and compensation awards.

9.	To review and make recommendations to the Board as to any contractual or other special employment arrangements for officers and other management employees of the Company or any of its subsidiaries.

10.	To produce a Compensation Committee report on executive officer compensation as required by the Securities and Exchange Commission (SEC) to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

11.	To perform such other duties as the Board may assign to the Committee.

12.	The Committee will periodically review this Charter and make recommendations to the Board regarding changes the Committee deems appropriate.

13.	The Committee may conduct investigations, studies and surveys and may review compensation practices in relevant industries to make certain that the Company remains competitive and is able to recruit and retain highly qualified personnel.

14.	The Committee may retain, at the expense of the Company, independent counsel or other consultants necessary to assist in fulfillment of its responsibilities and the exercise of its authority under this Charter.

15.	The Committee will establish an annual calendar for the orderly management of it’s responsibility.

16.	The Committee, at the direction of the full board, will evaluate the competitiveness of Directors compensation and make recommendations to the full board as appropriate.

17.	To evaluate, on an annual basis, the performance of the Compensation Committee.

D-2

ANNEX E
CHARTER OF THE CORPORATE GOVERNANCE/ NOMINATING COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
VALEANT PHARMACEUTICALS INTERNATIONAL
(a Delaware corporation)
Purposes
      The Corporate Governance/ Nominating Committee of the Board of Directors of Valeant Pharmaceuticals International (a) develops and recommends corporate governance principles and guidelines applicable to the Board and the Company’s employees, (b) identifies individuals qualified to become Board members, consistent with criteria approved by the Board (c) recommends candidates to fill Board vacancies and newly-created director positions, (d) recommends whether incumbent directors should be nominated for re-election to the Board upon the expiration of their terms and (e) oversees the evaluation of the Board and monitors the Compensation Committee’s evaluation of management.
Composition
      Size. The size of the Committee shall be determined by the Board, subject to any requirements or limitations in the Company’s certificate of incorporation or by-laws. The Board believes that the Committee should always have at least three members.
      Qualifications. Each Committee member will be “independent” under the rules of the New York Stock Exchange. Desirable qualifications for Committee members include experience in corporate governance, business management, personnel or human resources management, and organizational behavior.
      Selection. The Board selects Committee members. Each Committee member will serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member. The Committee will report to the Board of Directors.
Duties and Responsibilities
      The Committee has the following duties and responsibilities:

1. Develop Corporate Governance Guidelines. The Committee shall develop and recommend to the Board corporate governance guidelines applicable to the Corporation. At least annually, the Committee shall review those guidelines and recommend changes, if appropriate.

2. Assist in Succession Planning. At least annually, the Committee shall report to the Board on succession planning, which shall include appropriate contingencies in case the Chairman of the Board, the CEO, or the Chairman and CEO retires or is incapacitated. The Committee shall assist the Board in evaluating potential successors to these key leadership positions.

3. Review Possible Conflicts of Interest. The Committee shall consider possible conflicts of interest of Board members and management and make recommendations to prevent, minimize, or eliminate such conflicts of interest. Consistent with NYSE listing requirements and the Company’s code of business conduct and ethics, the Board will cause the Company to promptly disclose any waiver of the Company’s conflict of interest policy for a director or executive officer. The Committee shall include in the Company’s governance guidelines information relating to the complaint helpline access procedures.

4. Director Independence. The Committee shall review and make recommendations to the Board regarding the determination of independent status of each Director on an annual basis.

5. Board Assessment. The Committee shall oversee the evaluation of the Board, Board leadership and Board committees.

6. Recommendations as to the Board. The Committee shall make recommendations regarding the appropriate size of the Board and the effectiveness of the Board in fulfilling its obligations to the Company and its stockholders.

7. Board Reports. At least annually, the Committee shall report its activities to the Board and in such manner and at such times as the Committee or the Board deems appropriate. This report shall include the Committee’s assessment of the Board’s performance and procedures. To assist the Committee in this assessment, the Board shall periodically conduct a formal Board self-evaluation.

8. Identify New Director Candidates. The Committee shall identify individuals believed to be qualified to become Board members and recommend candidates to the Board to fill new or vacant positions. In recommending candidates, the Committee shall consider such factors as it deems appropriate consistent with the factors in the Company’s corporate governance guidelines. These factors may include judgment, integrity, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee shall also review the qualifications of, and make recommendations to the Board regarding, director nominations submitted to the Company in accordance with the Company’s by-laws or otherwise.

9. Evaluate Incumbent Directors. The Committee shall evaluate whether an incumbent director should be nominated for re-election to the Board. The Committee will use the same factors established for new director candidates to make its evaluation and will also take into account the incumbent director’s performance as a Board member.

10. Other Delegated Duties or Responsibilities. The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.
Meetings
      The Committee shall meet as frequently as necessary to carry out its responsibilities under this Charter. The Committee Chair shall, in consultation with the other members of the Committee and appropriate officers of the Company, establish the agenda for each Committee meeting. Each Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting. The Committee Chair or a majority of the Committee members may call a meeting of the Committee at any time. A majority of the number of Committee members selected by the Board shall constitute a quorum for conducting business at a meeting of the Committee. The act of a majority of Committee members present at a Committee meeting at which a quorum is in attendance shall be the act of the Committee, unless a greater number is required by law, the Company’s certificate of incorporation or its by-laws. The Committee Chair shall supervise the conduct of the meetings and shall have other responsibilities, which the Committee may designate from time to time. The Committee may request any officer or employee of the Company, or any representative of the Company’s advisors, to attend a meeting or to meet with any members or representative of the Committee.
Resources and Authority
      The Committee shall have appropriate resources and authority to discharge its responsibilities, including appropriate funding in such amount as the Committee deems necessary, to compensate any consultants and any independent advisors retained by the Committee. The Committee shall have the sole authority to engage search firms to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The Committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. In its sole discretion, the Committee will have the authority to delegate any of its responsibilities to subcommittees as appropriate.

Annual Review
      At least annually, the Committee shall (a) review this Charter with the Board and recommend any changes to the Board and (b) evaluate its performance against the requirements of this Charter and review this evaluation with the Board. The Evaluation shall include the goals and objectives of the Committee for the upcoming year. The Committee shall conduct its review and evaluation in such manner as it deems appropriate.
      This Charter will be included on the Company’s website and will be made available in print upon request sent to the Company’s Chief Governance Officer & Corporate Secretary.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

VALEANT PHARMACEUTICALS INTERNATIONAL

3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA 92626

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 24, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VALEANT PHARMACEUTICALS INTERNATIONAL

P
R
O
X
Y

The undersigned hereby appoints Robert W. O’Leary and Christina de Vaca as Proxyholders, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Valeant Pharmaceuticals International (the “Company”) held of record by the undersigned on April 12, 2005 at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on May 24, 2005, and any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote “FOR” the nominees to the Board of Directors listed on the reverse side of this proxy card and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company. This proxy confers discretionary authority to vote on any other matter, if any, presented at the meeting, notice of which is received by the Company on or before March 24, 2005. This proxy shall be voted in accordance with the recommendations of the Board of Directors with respect to such other matters that may be properly brought before the annual meeting or any continuation, adjournment or postponement thereof.

This proxy revokes all prior proxies given by the undersigned with respect to matters covered by this proxy and the voting of shares of common stock at the 2005 Annual Meeting of Stockholders.

(Continued, and to be signed, on the reverse side.)

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-381-4017, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 5:00 p.m., Eastern Daylight Time, on May 23, 2005.

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 p.m., Eastern Daylight Time, on May 23, 2005.
Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Shareholder Communications, Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

X	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITS NOMINEES
TO THE BOARD OF DIRECTORS, AND “FOR” PROPOSAL 2.

1. Election of three persons to the Board of Directors of the Company. Nominees: Richard H. Koppes, Robert W. O’Leary and Randy H. Thurman	FOR ALL NOMINEES LISTED		WITHHOLD AUTHORITY FOR ALL NOMINEES LISTED
	☐		☐
Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the following space.

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company.	☐	☐	☐

3. Other Business. In the Proxyholders’ discretion, to vote on any other matter as properly may come before the meeting and any continuation, postponement or adjournment thereof.

The undersigned acknowledges receipt of the copy of the Notice of Annual Meeting and Proxy Statement (with enclosures and attachments) of the Company relating to the 2005 Annual Meeting of Stockholders.

The board of directors recommends that you vote “FOR” the election of each of the nominees in Proposal No. 1 and “FOR” the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm. All proposals to be acted upon are proposals of the Company. If any other business is properly presented at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the board of directors, this proxy shall be voted by the proxyholders in accordance with the recommendations of the board of directors. At the date this proxy statement went to press, we did not anticipate any other matters would be raised at the annual meeting.

THE BOARD OF DIRECTORS OF THE COMPANY
RECOMMENDS THAT YOU SIGN,
DATE AND MAIL THIS PROXY CARD TODAY.

Date	, 2005

Signature(s)

Signature(s)

Please date this Proxy and sign exactly as your name appears herein. When there is more than one owner, all must sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or partner, sign full title as such. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.